                                                                 EXHIBIT 2.4


                                                                [CONFORMED COPY]


________________________________________________________________________________

                         NORTHROP GRUMMAN CORPORATION

                            ______________________


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of April 15, 1994


                   Amended and Restated as of March 1, 1996

                            ______________________

                                $3,800,000,000
                            ______________________


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            as Documentation Agent

                           CHEMICAL SECURITIES INC.,
                             as Syndication Agent

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                            as Administrative Agent


________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----
Section 1.  Definitions and Accounting Matters.......................................    1
       1.01  Certain Defined Terms...................................................    1
       1.02  Accounting Terms and Determinations.....................................   28
       1.03  Classes and Types of Loans..............................................   29

Section 2.  Commitments..............................................................   30
       2.01  Syndicated Loans........................................................   30
       2.02  Borrowings of Syndicated Loans..........................................   30
       2.03  Competitive Bid Loans...................................................   32
       2.04  Changes of Commitments..................................................   37
       2.05  Fees....................................................................   40
       2.06  Lending Offices.........................................................   40
       2.07  Several Obligations; Remedies Independent...............................   40
       2.08  Notes...................................................................   41
       2.09  Optional Prepayments and Conversions or
                Continuations of Loans...............................................   42
       2.10  Mandatory Prepayments...................................................   43
       2.11  Swingline Loans.........................................................   44

Section 3.  Payments of Principal and Interest.......................................   45
       3.01  Repayment of Loans......................................................   45
       3.02  Interest................................................................   46

Section 4.  Payments; Pro Rata Treatment; Computations;
                Etc..................................................................   47
       4.01  Payments................................................................   47
       4.02  Pro Rata Treatment......................................................   48
       4.03  Computations............................................................   49
       4.04  Non-Receipt of Funds by the Administrative
                Agent................................................................   49
       4.05  Sharing of Payments, Etc................................................   50
       4.06  Minimum Amounts.........................................................   51
       4.07  Certain Notices.........................................................   51

Section 5.  Yield Protection and Illegality..........................................   53
       5.01  Additional Costs........................................................   53
       5.02  Limitation on Types of Loans............................................   55
       5.03  Illegality..............................................................   56
       5.04  Base Rate Loans Pursuant to Sections 5.01
                and 5.03.............................................................   56
       5.05  Compensation............................................................   57

Section 6.  Conditions Precedent.....................................................   58
       6.01  Conditions to Effectiveness.............................................   58
       6.02  Initial and Subsequent Loans............................................   61

Section 7.  Representations and Warranties...........................................   62
       7.01  Corporate Existence.....................................................   62


                               Credit Agreement
                               ----------------

                                                                              Page
                                                                              ----
       7.02   Certain Financial Information...................................  62
       7.03   Litigation......................................................  64
       7.04   No Breach.......................................................  64
       7.05   Corporate Action................................................  64
       7.06   Approvals.......................................................  65
       7.07   Use of Proceeds, Etc............................................  65
       7.08   ERISA...........................................................  65
       7.09   Taxes...........................................................  65
       7.10   Funded Debt.....................................................  66
       7.11   Properties......................................................  66
       7.12   Environmental Matters...........................................  67
       7.13   True and Complete Disclosure....................................  67
       7.14   Acquisition.....................................................  68
       7.15   Material Subsidiaries...........................................  68
       7.16   Intercompany Debt...............................................  68

Section 8.  Covenants of the Company..........................................  68
       8.01   Financial Statements............................................  68
       8.02   Existence, Payment of Taxes, ERISA, Etc.........................  70
       8.03   Notice of Litigation............................................  71
       8.04   Insurance.......................................................  72
       8.05   Access to Books and Properties..................................  72
       8.06   Restricted Payments.............................................  72
       8.07   Dispositions....................................................  72
       8.08   Guarantees......................................................  73
       8.09   Fundamental Changes and Acquisitions............................  73
       8.10   Limitation on Liens.............................................  74
       8.11   Investments.....................................................  75
       8.12   Indebtedness....................................................  76
       8.13   Leverage Ratio..................................................  77
       8.14   Funded Debt to Cash Flow Ratio..................................  77
       8.15   Fixed Charge Coverage Ratio.....................................  78
       8.16   Use of Proceeds.................................................  78
       8.17   Margin Stock....................................................  78
       8.18   Interest Rate Protection Agreements.............................  78
       8.19   Issuance of Subordinated Debt or Equity.........................  79
       8.20   Modifications of Certain Documents..............................  79
       8.21   Subsidiary Equity Issuance......................................  79
       8.22   Ratings by Moody's and S&P......................................  79

Section 9.  Events of Default.................................................  79

Section 10.  Agency Provisions................................................  84
       10.01  Appointment, Powers and Immunities..............................  84
       10.02  Reliance........................................................  84
       10.03  Defaults........................................................  85
       10.04  Rights as a Bank................................................  85
       10.05  Indemnification.................................................  85
       10.06  Non-Reliance....................................................  86
       10.07  Failure to Act..................................................  86
       10.08  Resignation or Removal of Administrative
                Agent.........................................................  86

                               Credit Agreement
                               ----------------

                                                                              Page
                                                                              ----
       10.09  Agents, Etc.....................................................  87

Section 11.  Miscellaneous....................................................  87
       11.01  Waiver..........................................................  87
       11.02  Notices.........................................................  87
       11.03  Expenses, Etc...................................................  88
       11.04  Amendments, Etc.................................................  89
       11.05  Successors and Assigns..........................................  89
       11.06  Assignments and Participations..................................  90
       11.07  Survival........................................................  92
       11.08  Captions........................................................  92
       11.09  Counterparts....................................................  92
       11.10  Governing Law; Submission to Jurisdiction;
                Waiver of Jury Trial..........................................  92
       11.11  Confidentiality.................................................  92

SCHEDULE I   - Commitments
SCHEDULE II  - Material Subsidiaries
SCHEDULE III - Litigation
SCHEDULE IV  - Existing Indebtedness


EXHIBIT A-1  - Form of Series I Term Note
EXHIBIT A-2  - Form of Series II Term Note
EXHIBIT A-3  - Form of Revolving Note
EXHIBIT A-4  - Form of Competitive Bid Note
EXHIBIT A-5  - Form of Swingline Note
EXHIBIT B-1  - Form of Opinion of Sheppard, Mullin, Richter &
               Hampton LLP, Special California Counsel to the
               Company
EXHIBIT B-2  - Form of Opinion of General Counsel of the Company
EXHIBIT C    - Form of Opinion of Milbank, Tweed, Hadley &
               McCloy, Special New York Counsel to the Banks and the Swingline Bank
EXHIBIT D    - Form of Confidentiality Agreement

                               Credit Agreement
                               ----------------

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 15, 1994, as amended and restated as of March 1, 1996, among: NORTHROP GRUMMAN CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and permitted assigns, the "Company"); each of the banks that is a signatory hereto (together with its
 -------
successors and permitted assigns, individually, a "Bank" and, collectively, the
                                                   ----
"Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as a Swingline
 -----
Bank under Section 2.11 hereof (in such capacity, together with its successors and permitted assigns in such capacity, the "Swingline Bank") and as
                                             --------------
administrative agent for the Banks and the Swingline Bank (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                                    --------------------

          The Company, certain of the Banks and the Administrative Agent are party to the Credit Agreement dated as of April 15, 1994, as amended and restated as of April 18, 1994, as further amended by Amendment No. 1 dated as of May 11, 1994 and Amendment No. 2 dated as of December 9, 1994 (as in effect immediately prior to the Amendment Effective Date referred to below, the "Existing Credit Agreement").
 -------------------------

          The Company has requested, and the Banks and the Administrative Agent are willing, to amend and restate the Existing Credit Agreement to, among other things, increase the aggregate amount of the Commitments, add certain Banks, amend certain of the covenants and add an additional term loan facility, all on the terms and conditions hereof.

          Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement so that, as amended and restated, it reads in its entirety as herein provided.

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Acquired Business" shall mean the Acquired Assets and the Assumed
           -----------------
     Liabilities, as such terms are defined in the Asset Purchase Agreement.

          "Acquisition" shall mean the acquisition directly or indirectly by the
           -----------
     Company of the Acquired Business pursuant to the Asset Purchase Agreement.


                               Credit Agreement
                               ----------------

          "Amendment Effective Date" shall mean the date on which the conditions
           ------------------------
     precedent set forth in Section 6.01 hereof are satisfied.

          "Applicable Facility Fee Rate" with respect to the Revolving Credit
           ----------------------------
     Commitments shall mean: (a) during the period from the Restatement Date to but excluding the first Business Day after the date on which the Administrative Agent shall have received (i) the financial statements described in Section 8.01(b) hereof as at and for the Quarterly Period ending on March 31, 1996 and (ii) the accompanying certificate required to be delivered under Section 8.01(h) hereof, 0.375% and (b) thereafter, during the period from and including the first Business Day after the date on which the Administrative Agent shall have received (i) the financial statements described in Section 8.01 hereof as at and for the fiscal period ending on the preceding Fiscal Date and (ii) the accompanying certificate required to be delivered under Section 8.01(h) hereof to but excluding the first Business Day after the date on which the Administrative Agent shall have received (x) the financial statements described in Section 8.01 hereof as at and for the fiscal period ending on the next Fiscal Date and (y) the accompanying certificate required to be delivered under Section 8.01(h) hereof, the respective rates set forth below opposite the range of the Leverage Ratio set forth below which encompasses the Leverage Ratio set forth in the certificate delivered under Section 8.01(h) hereof for such preceding Fiscal Date (provided, further, that if the Company shall fail
                            --------
     timely to deliver such financial statements or certificate, the "Applicable Facility Fee Rate" with respect to the Revolving Credit Commitments during the period from the date by which such financial statements and certificate were required to be delivered to but excluding the first Business Day after the date on which the Administrative Agent receives such financial statements and certificate, shall be determined as if the relevant Leverage Ratio were greater than 75%):


                               Credit Agreement
                               ----------------

                                             Applicable
          Range of Leverage Ratio        Facility Fee Rate
          -----------------------        -----------------
          Less than 50%                        .1500%

          Greater than or equal
          to 50% but less than 55%             .1875%

          Greater than or equal
          to 55% but less than 60%             .2000%

          Greater than or equal
          to 60% but less than 65%             .2250%

          Greater than or equal
          to 65% but less than 70%             .2750%

          Greater than or equal
          to 70% but less than 75%             .3250%

          Greater than or equal
          to 75%                               .3750%

     Notwithstanding the foregoing, if at any time either Rating Level 1 or Rating Level 2 is in effect, the Applicable Facility Fee Rate with respect to the Revolving Credit Commitments shall be the respective rates set forth below opposite the applicable Rating Level:

     Applicable Rating Level       Facility Fee Rate
     -----------------------       -----------------
     Rating Level 1                     .1500%
     Rating Level 2                     .2000%

          "Applicable Lending Office" shall mean, (a) for each Bank and for each
           -------------------------
     Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained and (b) for the Swingline Bank, the Lending Office of the Swingline Bank (or of an affiliate of the Swingline Bank) designated for Swingline Loans on the signature pages hereof or such other office of the Swingline Bank (or of an affiliate of the Swingline Bank) as the Swingline Bank may from time to time specify to the Administrative Agent and the Company as the office by which Swingline Loans are to be made and maintained.


                               Credit Agreement
                               ----------------

          "Applicable Margin" for each Type of Syndicated Loan shall be as
           -----------------
     follows: (a) during the period from the Restatement Date to but excluding the first Business Day after the date on which the Administrative Agent shall have received (i) the financial statements described in Section 8.01(b) hereof as at and for the Quarterly Period ending on March 31, 1996 and (ii) the accompanying certificate required to be delivered under
     Section 8.01(h) hereof, the Applicable Margin for Revolving Loans that are Base Rate Loans shall be 0.125% and for Revolving Loans that are Eurodollar Loans shall be 1.375% and the Applicable Margin for Term Loans that are Base Rate Loans shall be 0.50% and for Term Loans that are Eurodollar Loans shall be 1.750% and (b) thereafter, during the period from and including the first Business Day after the date on which the Administrative Agent shall have received (i) the financial statements described in Section 8.01 hereof as at and for the fiscal period ending on the preceding Fiscal Date and (ii) the accompanying certificate required to be delivered under
     Section 8.01(h) hereof to but excluding the first Business Day after the date on which the Administrative Agent shall have received (x) the financial statements described in Section 8.01 hereof as at and for the fiscal period ending on the next Fiscal Date and (y) the accompanying certificate required to be delivered under Section 8.01(h) hereof, the respective rates set forth opposite the range of the Leverage Ratio set forth below which encompasses the Leverage Ratio set forth in such certificate delivered under Section 8.01(h) hereof for such preceding Fiscal Date (provided, further, that if the Company shall fail timely to
                  --------
     deliver such financial statements or certificate, the "Applicable Margin" for each Type of Syndicated Loan during the period from the date by which such financial statements and certificate were required to be delivered to but excluding the first Business Day after the date on which the Administrative Agent receives such financial statements and certificate, shall be determined as if the relevant Leverage Ratio were greater than 75%):

                                             Term Loans            Revolving Credit Loans
                                             ----------            ----------------------
     Range of                         Base Rate     Eurodollar        Base    Eurodollar
     Leverage Ratio                    Loans          Loans          Loans       Loans
     --------------                   ----------    ----------     ---------  -----------
     Less than 50%                        0.0%         .5000%         0.0%         .3500%

     Greater than or equal
     to 50% but less than 55%             0.0%         .6250%         0.0%         .4375%

     Greater than or equal

                               Credit Agreement
                               ----------------

     to 55% but less than 60%       0.0%         .7500%         0.0%          .5500%

     Greater than or equal
     to 60% but less than 65%       0.0%       1.0000%          0.0%           .7750%

     Greater than or equal
     to 65% but less than 70%       0.0%       1.2500%          0.0%           .9750%

     Greater than or equal
     to 70% but less than 75%       0.25%      1.5000%          0.0%          1.1750%

     Greater than or equal
     to 75%                         0.50%      1.7500%          0.125%        1.3750%

     Notwithstanding the foregoing, if at any time either Rating Level 1 or Rating Level 2 is in effect, the Applicable Margin for each Type of Syndicated Loan shall be the respective rates set forth below opposite the applicable Rating Level:

                                   Term Loans                Revolving Credit Loans
                                   ----------                ----------------------
     Applicable             Base Rate     Eurodollar       Base Rate       Eurodollar
     Rating Level             Loans         Loans            Loans          Loans
     ------------          ----------     ----------       ----------      ----------
     Rating Level 1           0.0%            .5000%           0.0%          .3500%
     Rating Level 2           0.0%            .6250%           0.0%          .4250%


     provided that, if (x) the ratings by S&P and Moody's are split by two or
     --------
     more rating levels or (y) either S&P or Moody's ceases to rate the Company Senior Long-Term Debt and within 60 days after such cessation there is no Substitute Rating therefor, a premium of .1250% will be added to the Applicable Margins for Eurodollar Loans set forth above for the higher of the two ratings (or the one rating in the case of a failure to rate).

          "Asset Purchase Agreement" shall mean the Asset Purchase Agreement
           ------------------------
     dated as of January 3, 1996, between the Seller and the Company and all Exhibits and Schedules thereto, including, without limitation, the Disclosure Schedule, as modified and supplemented and in effect from time to time.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
     amended from time to time.

          "Base Rate" shall mean, with respect to any Base Rate Loan, for any
           ---------
     day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base

                               Credit Agreement
                               ----------------

     Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean (a) Syndicated Loans which bear interest
           ---------------
     at rates based upon the Base Rate and (b) Swingline Loans.

          "Basle Accord" shall mean the proposals for risk-based capital
           ------------
     framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
     not authorized or required to close in New York City and (b) where such term is used in the definition of "Quarterly Date" in this Section 1.01 and if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Bid Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period for a Eurodollar Loan or a LIBOR Bid Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, expenditures
           --------------------
     (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of the Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
     obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Flow" shall mean, for any period, the sum, for the Company and
           ---------
     its Subsidiaries (determined on a


                               Credit Agreement
                               ----------------
     consolidated basis without duplication in accordance with GAAP), of the following: (a) operating margin (net sales minus cost of sales) for such period plus (b) depreciation, amortization and any other non-cash expense
            ----
     items (to the extent deducted in determining operating margin) for such period minus (c) any non-cash income items (to the extent included in
            -----
     determining operating margin) for such period.

          "Chase" shall mean The Chase Manhattan Bank (National Association),
           -----
     and its successors.

          "CIBC Receivables Sale Agreements" shall mean, collectively, (a) the
           --------------------------------
     Receivables Sale Agreement dated December 15, 1995 among the Company, as a seller and as collection agent, Vought Aircraft Company, as a seller, Asset Securitization Cooperative Corporation, as purchaser, and Canadian Imperial Bank of Commerce ("CIBC"), as servicing agent, and (b) the Receivables Sale
                        ----
     Agreement dated as of December 15, 1995 among the Company, as a seller and as collection agent, Vought Aircraft Company, as a seller, and CIBC, as purchaser, in each case as in effect on the Amendment Effective Date, and as modified and supplemented thereafter as permitted by Section 8.20 hereof.

          "Class" shall have the meaning assigned to such term in Section 1.03
           -----
     hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commitments" shall mean the Revolving Credit Commitments and the Term
           -----------
     Loan Commitments.

          "Company Senior Long-Term Debt" shall mean Indebtedness of the Company
           -----------------------------
     that (a) is not contractually subordinated to any other Indebtedness of the Company, (b) is considered under GAAP to be "long-term" debt, (c) is not secured by a Lien on any Property of the Company or any of the Subsidiaries or, if secured, is secured only by a pledge of the capital stock of one or more Subsidiaries on a pari passu basis with the Indebtedness of the
                            ---- -----
     Company hereunder and (d) is not Guaranteed by a Person or, if Guaranteed, is Guaranteed only by one or more Subsidiaries on a pari passu basis with
                                                         ---- -----
     the Indebtedness of the Company hereunder.

          "Competitive Bid Borrowing" shall have the meaning assigned to such
           -------------------------
     term in Section 2.03(b) hereof.

          "Competitive Bid Loan Limit" shall have the meaning assigned to such
           --------------------------
     term in Section 2.03(c) hereof.

                               Credit Agreement
                               ----------------

          "Competitive Bid Loans" shall mean the loans provided for by Section
           ---------------------
     2.03 hereof.

          "Competitive Bid Margin" shall have the meaning assigned to such term
           ----------------------
     in Section 2.03(c)(ii)(C) hereof.

          "Competitive Bid Notes" shall mean the promissory notes provided for
           ---------------------
     by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Competitive Bid Quote" shall mean an offer by a Bank to make a
           ---------------------
     Competitive Bid Loan in accordance with Section 2.03(c) hereof.

          "Competitive Bid Quote Request" shall have the meaning assigned to
           -----------------------------
     such term in Section 2.03(b) hereof.

          "Competitive Bid Rate" shall have the meaning assigned to such term in
           --------------------
     Section 2.03(c)(ii)(D) hereof.

          "Consolidated Net Income Available for Restricted Payments" shall mean
           ---------------------------------------------------------
     an amount equal to (i) the sum of $225,000,000 plus 80% (or minus 100% in case of consolidated net loss) of Net Income for the period (taken as one accounting period) commencing January 1, 1996 and terminating on the Fiscal Date immediately preceding the date of any proposed Restricted Payment, less (ii) the sum of (A) the aggregate amount of all dividends (except stock dividends) and other distributions paid or declared by the Company on any class of its stock on and after January 1, 1996 and (B) the excess (if any) of the aggregate amount expended, directly or indirectly, on and after January 1, 1996 for the redemption, purchase or other acquisition of any shares of its stock, over the aggregate amount received on and after said date as the Net Available Proceeds of the sale of any shares of its stock.

          "Consolidated Shareholders' Equity" shall mean the amount of
           ---------------------------------
     shareholders' equity of the Company and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) plus
                                                                     ----
     $196,000,000 (being the after-tax non-cash charges to income on or before December 31, 1995 in connection with (i) the Company's early retirement incentive program implemented on October 1, 1994 and (ii) the sale of plant and equipment).

          "Consolidating Financial Statements" shall mean, for any fiscal
           ----------------------------------
     period, the unaudited consolidating statements of financial position and income for the corporate office and


                               Credit Agreement
                               ----------------
     principal operating centers of the Company and the Subsidiaries substantially in the form of the consolidating financial statements for such corporate office and principal operating centers as at and for the Company's fiscal year ended December 31, 1995 heretofore delivered to the Banks.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
     continuation pursuant to Section 2.09 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
     pursuant to Section 2.09 hereof of one Type of Syndicated Loans into another Type of Syndicated Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Credit Documents" shall mean this Agreement and the Notes.
           ----------------

          "Debt Service" shall mean, for any period, the sum, for the Company
           ------------
     and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations but excluding amounts repaid under Working Capital Credit Lines) made during such period plus (b) all Interest Expense for such
                                    ----
     period.

          "Default" shall mean an Event of Default or an event which with notice
           -------
     or lapse of time or both would become an Event of Default.

          "Disclosure Schedule" shall mean the Disclosure Schedule to the Asset
           -------------------
     Purchase Agreement, dated as of January 3, 1996, as modified and supplemented and in effect from time to time.

          "Disposition" shall mean any sale, assignment, transfer or other
           -----------
     disposition of any Property (whether now owned or hereafter acquired) by the Company or any of the Subsidiaries to any other Person excluding (i) any sale, assignment, transfer or other disposition of any inventory sold or disposed of in the ordinary course of business and on ordinary business terms and (ii) sales of ownership interests in receivables pursuant to a Permitted Receivables Sale Agreement. The term "Dispose" shall have a
                                                     -------
     correlative meaning.


                               Credit Agreement
                               ----------------

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
     America.

          "Environmental Laws" shall mean any and all Federal, state, local and
           ------------------
     foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity" shall mean (i) any capital stock or any warrants, options or
           ------
     rights exercisable in respect of capital stock, including any capital stock issued upon the exercise of any such warrants, options or rights (other than any capital stock, warrants, options or rights issued to directors, officers or employees of the Company or any of the Subsidiaries pursuant to employee benefit plans, stock option plans or long-term incentive plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants, options or rights) or
     (ii) any other security or instrument representing an equity interest in the Company or any of the Subsidiaries.

          "Equity Issuance" shall mean (a) any issuance or sale (including,
           ---------------
     without limitation, issuance or sale as a result of a conversion or exchange of debt securities) by the Company of Equity or (b) the receipt by the Company of any capital contribution (whether or not evidenced by any equity security issued by the Company).

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business
           ---------------
     which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

          "Eurodollar Loans" shall mean Syndicated Loans the interest rates on
           ----------------
     which are determined on the basis of rates


                               Credit Agreement
                               ----------------
     referred to in the definition of "Fixed Base Rate" in this Section 1.01.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
     Section 9 hereof.

          "Excess Cash Flow" shall mean, for any fiscal year of the Company, the
           ----------------
     excess of (a) Cash Flow for such fiscal year over (b) the sum of (i) Capital Expenditures made during such fiscal year plus (ii) the aggregate
                                                       ----
     amount of Debt Service for such fiscal year plus (iii) cash taxes on or
                                                 ----
     measured by income paid in such fiscal year plus (iv) the amount by which
                                                 ----
     Working Capital as at the last day of such fiscal year exceeds Working Capital as at the later of March 31, 1996 and the last day of the immediately preceding fiscal year (or minus the amount by which Working
                                           -----
     Capital as at the later of March 31, 1996 and the last day of the immediately preceding fiscal year exceeds Working Capital as at the last day of such fiscal year).

          "Exchange Act" shall mean the Securities Exchange Act of 1934,
           ------------
     together with the Rules and Regulations of the SEC thereunder, as amended.

          "Existing Credit Agreement" shall have the meaning given to such term
           -------------------------
     in the preamble hereto.

          "Existing Banks" shall mean the lenders party to the Existing Credit
           --------------
     Agreement.

          "Facility" shall mean the Revolving Credit Facility, the Series I Term
           --------
     Loan Facility and the Series II Term Loan Facility.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
     (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.


                               Credit Agreement
                               ----------------

          "Fees" shall mean commitment fees and facility fees payable pursuant
           ----
     to Section 2.05 hereof.

          "Final Risk-Based Capital Guidelines" shall mean (a) the Final Risk-
           -----------------------------------
     Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A and 12 C.F.R. Part 225, Appendix A) and (b) the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A), and any successor or supplemental regulations to either (a) or (b), in each case, as amended, supplemented and otherwise modified and in effect from time to time.

          "Fiscal Dates" shall mean the last day of each March, June, September
           ------------
     and December in each year, the first of which shall be the first such day after the Restatement Date.

          "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan for
           ---------------
     any Interest Period therefor:

          (a) the rate per annum appearing on the Telerate Screen Page 3750 (or such other page as may replace that page in that service) as of 11:00 a.m. London time two Business Days prior to the first day of such Interest Period for such Loan as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and (if applicable) in an amount of $1,000,000 or more; or

          (b) if no such rate appears on the Telerate Screen Page 3750 or, if said page shall cease to be publicly available or if the information contained on said page, in the reasonable judgment of the Managing Banks, shall cease accurately to reflect the rate offered by leading banks in the London interbank market ("London Interbank Offered Rate") (as reported by
                               -----------------------------
     any publicly available source of similar market data selected by the Managing Banks that, in the reasonable judgment of the Managing Banks, accurately reflects the London Interbank Offered Rate), the arithmetic mean (rounded, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rate per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan or LIBOR Bid Loan to be made by such Reference Bank for such


                               Credit Agreement
                               ----------------

     Interest Period; provided that (i) if any Reference Bank is not
                      --------
     participating in any Fixed Rate Loans during any Interest Period therefor, the Fixed Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loan during such Interest Period; (ii) in determining the Fixed Base Rate with respect to any LIBOR Bid Loan, each Reference Bank shall be deemed to have made a LIBOR Bid Loan in an amount equal to $10,000,000; and (iii) if any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Administrative Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the remaining Reference Banks.

          "Fixed Charge Coverage Ratio" shall mean, as at any date, the ratio of
           ---------------------------
     (a) the sum of (i) Cash Flow for the period of four (or, if less, the number of full fiscal quarters of the Company since the Amendment Effective
     Date) consecutive fiscal quarters of the Company ending on or most recently ended prior to such date minus (ii) Capital Expenditures during such period to (b) the sum of (i) Interest Expense for such period plus (ii) Restricted
                                                            ----
     Payments made during such period.

          "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes
           ----------------
     of the definition of "Fixed Base Rate" herein and Section 5 hereof, LIBOR Bid Loans.

          "Funded Debt" shall mean any obligation of the Company or any
           -----------
     Subsidiary for borrowed money or the purchase price of Property which is shown on the financial statements as a liability, including (a) Capital Lease Obligations and (b) Guarantees which are deemed Funded Debt under
     Section 8.08 hereof but excluding (i) items customarily reflected as current liabilities and classified as other than debt (it being understood that progress payments, trade accounts payable, obligations under leases which are not capitalized leases and income taxes payable are excluded from "Funded Debt" under this definition), (ii) deferred income taxes and (iii) obligations under a Permitted Receivables Sale Agreement.

          "Funded Debt to Cash Flow Ratio" shall mean, as at any date, the ratio
           ------------------------------
     of (a) Funded Debt as at such date to (b) (x) prior to the completion of four full fiscal quarters of the Company since the Amendment Effective Date, Cash Flow for the period of such number of full fiscal quarters of the Company since the Amendment Effective Date multiplied by a fraction, the numerator of which is four (4) and the denominator of which shall be such number of full fiscal

                               Credit Agreement
                               ----------------
     quarters of the Company since the Amendment Effective Date and (y) thereafter, Cash Flow for the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to such date.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
     a basis consistent with those that, in accordance with the last sentence of
     Section 1.02(a) hereof, are to be used in making the calculations for the purposes of determining compliance with this Agreement.

          "Government" shall mean the United States of America or any department
           ----------
     or agency thereof.

          "Grumman" shall mean Grumman Corporation, a New York corporation and,
           -------
     on the Restatement Date, a Wholly-Owned Subsidiary of the Company, or any successor thereto.

          "Guarantee" shall mean, with respect to any Person, a guarantee, an
           ---------
     endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any other Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling any other Person to make payment of its obligations or an agreement to assure a creditor of such Person against loss, and including, without limitation, causing a bank or other financial institution to issue a standby letter of credit or other similar instrument supporting the obligations of another Person, but excluding (i) endorsements for collection or deposit in the ordinary course of business and (ii) obligations of such Person under a Permitted Receivables Sale Agreement. The amount of any Guarantee in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guarantee is limited by its terms to a lesser amount, in which case, to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative
      ---------       ----------
     meaning.

          "Indebtedness" shall mean, for any Person: (a) obligations created,
           ------------
     issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person

                               Credit Agreement
                               ----------------
     subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person (but only to the extent of the fair market value of such Property if not assumed by such Person); (d) obligations (contingent or otherwise) in respect of letters of credit, banker's acceptances and similar instruments issued or accepted for account of such Person; (e) Capital Lease Obligations of such Person; (f) Guarantees by such Person of Indebtedness of others; and (g) Interest Rate Protection Agreements. The term "Indebtedness" shall not include the obligations of such Person under a Permitted Receivables Sale Agreement.

          "Information Memorandum" shall mean the Confidential Information
           ----------------------
     Memorandum dated January 1996 distributed to the Banks.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
     Company and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Funded Debt (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount
             ----                                -----
     receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period) minus (c) all
                                                                   -----
     interest income accrued during such period (whether or not actually received during such period).

          "Interest Period" shall mean:
           ---------------

               (a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (with the consent of all Banks) twelfth calendar month thereafter, as the Company may select as provided in
          Section 2.02 hereof,

                               Credit Agreement
                               ----------------
          except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

               (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to and including 360 days thereafter, as the Company may select as provided in Section 2.03(b) hereof.

               (c) With respect to any LIBOR Bid Loan, the period commencing on the date such LIBOR Bid Loan is made and ending on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, as the Company may select as provided in
          Section 2.03(b) hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period for any Revolving Loan may end after the Revolving Commitment Termination Date and no Interest Period for any Series I Term Loan may end after the Series I Term Loan Final Maturity Date; (ii) no Interest Period for any Series II Term Loan may commence before and end after any Series II Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Series II Term Loans having Interest Periods that end after such Series II Principal Payment Date shall be equal to or less than the aggregate principal amount of the Series II Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Series II Principal Payment Date; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans or LIBOR Bid Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
     Day); (iv) notwithstanding clauses (i) and (ii) above, no Interest Period for any Eurodollar Loans or LIBOR Bid Loans shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

                               Credit Agreement
                               ----------------

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
     interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies and entered into as bona fide hedges (and not for
                                                ---------
     speculative purposes) against such interest rate risks.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
     for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; or
     (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Investment Grade Rating Period" shall mean, after (i) the
           ------------------------------
     consummation of the Acquisition (or the express statement by Moody's and S&P that the same has been taken into account in reaffirming or announcing the ratings referred to in clause (ii) below) and (ii) the date on which both Moody's and S&P shall have first either reaffirmed or announced revised ratings for the Company Senior Long-Term Debt, any period during which the rating of Company Senior Long-Term Debt is BBB- or higher by S&P (or a Substitute Rating is at the corresponding rating level or higher) or Baa3 or higher by Moody's (or a Substitute Rating is at the corresponding rating level or higher).

          "Leverage Ratio" shall mean, at any time, the ratio of (a) the
           --------------
     aggregate amount (determined without duplication on a consolidated basis) of all Funded Debt outstanding at such time to (b) the sum of (i) Consolidated Shareholders' Equity at such time plus (ii) all Funded Debt outstanding at such time.

                               Credit Agreement
                               ----------------

          "LIBO Rate" shall mean, for any LIBOR Bid Loan, a rate per annum
           ---------
     determined by the Administrative Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan.

          "LIBOR Auction" shall mean a solicitation of Competitive Bid Quotes
           -------------
     setting forth Competitive Bid Margins based on the LIBO Rate pursuant to
     Section 2.03 hereof.

          "LIBOR Bid Loans" shall mean Competitive Bid Loans the interest rates
           ---------------
     on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "Lien" shall mean, with respect to any asset, any mortgage, lien,
           ----
     pledge, charge, security interest or encumbrance of any kind in respect of such asset. The term "Lien" shall not include the ownership interests in
                           ----
     receivables acquired by a purchaser under a Permitted Receivables Sale Agreement.

          "Loans" shall mean Competitive Bid Loans, Syndicated Loans and
           -----
     Swingline Loans.

          "Majority Banks" shall mean Banks holding more than 50% of the
           --------------
     aggregate amount of (a) the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, the sum of (i) the aggregate unpaid principal amount of the Revolving Loans plus (ii) the aggregate unpaid principal amount of the Competitive Bid Loans plus (b) the Series I Term Loan Commitments or, if the Series I Term Loan Commitments shall have terminated, the aggregate principal amount of the Series I Term Loans plus (c) the Series II Term Loan Commitments or, if the Series II Term Loan Commitments shall have terminated, the aggregate principal amount of the Series II Term Loans.

          "Managing Banks" shall mean Chase, Chemical Bank and Bank of America
           --------------
     N.T. & S.A.

          "Mandatory Prepayment Period" shall mean any period during which one
           ---------------------------
     or more of the following conditions is satisfied: (a) any principal of the Series I Term Loans is outstanding; or (b) the Leverage Ratio is greater than 50%; or (c) an Investment Grade Rating Period does not exist; or (d) the Administrative Agent shall not have received the financial statements and certificate referred to in clause (a) of the definition of the term "Applicable Margin" in this Section 1.01.

                               Credit Agreement
                               ----------------

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
     the business, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, (b) the consummation of the Acquisition, (c) the ability of the Company to perform its obligations under any of the Credit Documents, (d) the validity or enforceability of any of the Credit Documents, (e) the rights and remedies of the Banks and the Administrative Agent under any of the Credit Documents or (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Subsidiary" shall mean, at any time, any Subsidiary if, at
           -------------------
     such time, such Subsidiary would qualify as a "significant subsidiary" under Regulation S-X of the SEC as in effect on the Restatement Date. Notwithstanding the foregoing so long as Vought Aircraft Company is a Subsidiary, it shall be deemed to be a Material Subsidiary for purposes of this Agreement.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor
           -------
     thereto.

          "Moody's Rating" shall mean, as at any date, the rating most recently
           --------------
     published by Moody's relating to the Company Senior Long-Term Debt.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
     in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:
           ----------------------

          (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and

          (b) in the case of any Equity Issuance, the aggregate amount of all cash or cash equivalents received by the Company and the Subsidiaries in respect of such Equity Issuance net of all expenses incurred by the Company and the Subsidiaries in connection therewith.

          "Net Cash Payments" shall mean, with respect to any Disposition, the
           -----------------
     aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and the Subsidiaries directly or indirectly in connection with such Disposition; provided that
                                                                 --------
     (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and

                               Credit Agreement
                               ----------------
     other fees and expenses paid by the Company and the Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated in good faith to be payable by the Company and the Subsidiaries as a result of such Disposition, (b) Net Cash Payments shall not include any cash payments plus the fair market value of any non-cash consideration of less than $5,000,000 in the aggregate from any one Disposition or a series of related Dispositions and (c) Net Cash Payments shall be net of any repayments by the Company or any of the Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; provided further that Net Cash Payments with respect to any Disposition that is made during any period that is not a Mandatory Prepayment Period shall be equal to zero.

          "Net Income" shall mean, for the Company and the Subsidiaries
           ----------
     (determined on a consolidated basis without duplication in accordance with GAAP) for any fiscal period, an amount equal to the consolidated net income for such fiscal period.

          "Notes" shall mean the Syndicated Notes, the Competitive Bid Notes and
           -----
     the Swingline Note.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
     entity succeeding to any or all of its functions under ERISA.

          "Permitted Buyer Indebtedness" shall mean, in connection with the
           ----------------------------
     Disposition of real Property only, Indebtedness of the purchaser(s) thereof, secured by a Lien on such Property and having a final maturity not exceeding five years from the date of such Disposition, to the extent that the amount of such Indebtedness permitted by the Company and the Subsidiaries to be created after the Amendment Effective Date does not exceed $100,000,000 in the aggregate.

          "Permitted Receivables Sale Agreements" shall mean (a) the CIBC
           -------------------------------------
     Receivables Sale Agreements and (b) any other receivables sale agreement that replaces the CIBC Receivables Sale Agreements; provided that (i) the
                                                         --------
     operative provisions thereof conform in all material respects to those contained in the CIBC Receivables Sale Agreements and (ii) the aggregate "Investment" (as defined in the CIBC Receivables Sale Agreements) does not exceed at any one time

                               Credit Agreement
                               ----------------
     outstanding $75,000,000 in the aggregate as to all Permitted Receivable Sale Agreements.

          "Person" shall mean an individual, a corporation, a company, a
           ------
     voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

          "Plan" shall mean an employee benefit or other plan established or
           ----
     maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
     Loan or any other amount payable by the Company under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin (if any) (provided that, if such amount in default is principal of a Eurodollar Loan
      --------
     or a Competitive Bid Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate otherwise provided in this definition).

          "Prime Rate" shall mean the arithmetic mean (rounded, if necessary, to
           ----------
     the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rate of interest from time to time announced by each Reference Bank at its principal office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
     on the Restatement Date at 1 Chase Manhattan Plaza, New York, New York
     10081.

          "Projections" shall have the meaning provided in Section 7.02(d)
           -----------
     hereof.

          "Property" shall mean any right or interest in or to property of any
           --------
     kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean each quarterly anniversary of the
           ---------------
     Restatement Date, the first of which shall be the first such day after the Restatement Date; provided that if
                       --------

                               Credit Agreement
                               ----------------
     any such day is not a Business Day, the relevant Quarterly Date shall be the immediately succeeding Business Day.

          "Quarterly Period" shall mean the period from but excluding one Fiscal
           ----------------
     Date through and including the next succeeding Fiscal Date.

          "Quotation Date" shall have the meaning assigned to such term in
           --------------
     Section 2.03(b) hereof.

          "Rating Level 1" shall mean, (a) no Default has occurred and is
           --------------
     continuing and (b) the Moody's Rating is at Baa2 or higher (or a Substitute Rating is at the corresponding rating level or higher) or the S&P Rating is at BBB or higher (or a Substitute Rating is at the corresponding rating level or higher); "Rating Level 2" shall mean (a) no Default has occurred
                        --------------
     and is continuing, (b) the Moody's Rating is at Baa3 or higher (or a Substitute Rating is at the corresponding rating level or higher) or the S&P Rating is at BBB- or higher (or a Substitute Rating is at the corresponding rating level or higher) and (c) Rating Level 1 is not in effect; provided that (A) neither Rating Level 1 nor Rating Level 2 shall
             --------
     exist at any time before (i) the consummation of the Acquisition or (ii) the date on which both Moody's and S&P shall have first either reaffirmed or announced revised ratings for the Company Senior Long-Term Debt, and (B) for purposes of both Rating Level 1 and Rating Level 2, in the event that the rating levels are split, the higher of the two rating levels shall apply.

          "Reference Banks" shall mean Chase, Chemical Bank, Bank of America
           ---------------
     National Trust and Savings Association and Morgan Guaranty Trust Company of New York (or their Applicable Lending Offices, as the case may be).

          "Regulation A", "Regulation D", "Regulation U" and "Regulation X"
           ---------------------------------------------------------------
     shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change
           -----------------
     after the Restatement Date in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental

                               Credit Agreement
                               ----------------
     or monetary authority charged with the interpretation or administration thereof.

          "Restatement Date" shall mean March 1, 1996.
           ----------------

          "Restricted Payment" shall mean any dividend (other than dividends
           ------------------
     payable solely in stock of the Company) or any other distribution with respect to any stock of the Company, whether now or hereafter outstanding, or any payment on account of the purchase, acquisition, redemption or other retirement, directly or indirectly, of any shares of such stock.

          "Restricted Subsidiary" shall have the meaning assigned to such term
           ---------------------
     in the Senior Indenture.

          "Revolving Commitment Termination Date" shall mean the Quarterly Date
           -------------------------------------
     falling on or nearest to the date six years after the Restatement Date.

          "Revolving Credit Banks" shall mean (a) on the Amendment Effective
           ----------------------
     Date, the Banks having Revolving Credit Commitments in Schedule I hereto and (b) thereafter, the Banks from time to time holding Revolving Loans and/or Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit
           ---------------------------
     Bank, the obligation of such Bank to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof or reduced or increased pursuant to
     Section 11.06 hereof). The aggregate amount of the Revolving Credit Commitments on the Amendment Effective Date is $1,800,000,000.

          "Revolving Credit Facility" shall mean the Facility constituted by the
           -------------------------
     Revolving Credit Commitments.

          "Revolving Loans" shall mean the loans provided for by Section 2.01(c)
           ---------------
     hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Revolving Notes" shall mean the promissory notes provided for by
           ---------------
     Section 2.08(a)(iii) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                               Credit Agreement
                               ----------------

          "S&P" shall mean Standard & Poor's Ratings Group, or any successor
           ---
     thereto.

          "S&P Rating" shall mean, as at any date, the rating most recently
           ----------
     published by S&P relating to the Company Senior Long-Term Debt.

          "SEC" shall mean the Securities and Exchange Commission or any
           ---
     successor thereto.

          "Securities Act" shall mean the Securities Act of 1933, together with
           --------------
     the Rules and Regulations of the SEC thereunder, as amended.

          "Seller" shall mean Westinghouse Electric Corporation, a Pennsylvania
           ------
     corporation.

          "Senior Indenture" shall mean the Indenture dated as of October 15,
           ----------------
     1994 between the Company and Chase, as trustee, as supplemented by the Officers' Certificate dated as of February 27, 1996 pursuant to Sections 201, 301 and 303 of such Indenture, and as the same shall be further modified and supplemented and in effect from time to time.

          "Series I Term Loans" shall mean the loans provided for by Section
           -------------------
     2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Series I Term Loan Banks" shall mean (a) on the Amendment Effective
           ------------------------
     Date, the Banks having Series I Term Loan Commitments in Schedule I hereto and (b) thereafter, the Banks from time to time holding Series I Term Loans and/or Series I Term Loan Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "Series I Term Loan Commitment" shall mean, for each Series I Term
           -----------------------------
     Loan Bank, the obligation of such Bank to make one or more Series I Term Loans in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Series I Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof or reduced or increased pursuant to
     Section 11.06 hereof). The aggregate amount of the Series I Term Loan Commitments on the Amendment Effective Date is $500,000,000.

          "Series I Term Loan Facility" shall mean the Facility constituted by
           ---------------------------
     the Series I Term Loan Commitments.

                               Credit Agreement
                               ----------------

          "Series I Term Loan Final Maturity Date" shall mean the Quarterly Date
           --------------------------------------
     falling on or nearest to the date two years after the Restatement Date.

          "Series II Principal Payment Date" shall mean each Quarterly Date of
           --------------------------------
     each year, commencing with the first such Quarterly Date following the Restatement Date through and including the Series II Term Loan Final Maturity Date.

          "Series II Term Loan Banks" shall mean (a) on the Amendment Effective
           -------------------------
     Date, the Banks having Series II Term Loan Commitments in Schedule I hereto and (b) thereafter, the Banks from time to time holding Series II Term Loans and/or Series II Term Loan Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "Series II Term Loan Commitment" shall mean, for each Series II Term
           ------------------------------
     Loan Bank, the obligation of such Bank to make one or more Series II Term Loans in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Series II Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof or reduced or increased pursuant to
     Section 11.06 hereof). The aggregate amount of the Series II Term Loan Commitments on the Amendment Effective Date is $1,500,000,000.

          "Series II Term Loan Facility" shall mean the Facility constituted by
           ----------------------------
     the Series II Term Loan Commitments.

          "Series II Term Loan Final Maturity Date" shall mean the Quarterly
           ---------------------------------------
     Date falling on or nearest to the date six years after the Restatement
     Date.

          "Series II Term Loans" shall mean the loans provided for by Section
           --------------------
     2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Set Rate Auction" shall mean a solicitation of Competitive Bid Quotes
           ----------------
     setting forth Competitive Bid Rates pursuant to Section 2.03 hereof.

          "Set Rate Loans" shall mean Competitive Bid Loans the interest rates
           --------------
     on which are determined on the basis of Competitive Bid Rates pursuant to a Set Rate Auction.

          "Subordinated Indebtedness" shall mean, with respect to the Company,
           -------------------------
     (a) Indebtedness issued pursuant to the Subordinated Indenture (i) that does not have any principal or sinking fund payment due prior to the Revolving

                               Credit Agreement
                               ----------------

     Commitment Termination Date or the Series II Term Loan Final Maturity Date and (ii) in respect of which interest is payable not more often than semi-annually and (b) Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of the Subsidiaries is contingently or otherwise obligated, (iii) that does not have any principal or sinking fund payment due prior to the Revolving Commitment Termination Date or the Series II Term Loan Final Maturity Date, (iv) in respect of which interest is payable not more often than semi-annually and (v) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans and Notes and Fees and other amounts payable hereunder on terms, and pursuant to documentation containing other terms (including covenants and events of default), that are no less favorable to the Banks than those contained in the Subordinated Indenture.

          "Subordinated Indenture" shall mean the form of Indenture filed as
           ----------------------
     Exhibit 4-6 to the Company's Registration Statement on Form S-3 filed with the SEC on August 19, 1994, as amended by the Company's Form 8-K filed with the SEC on February 28, 1996.

          "Subsidiary" shall mean any corporation, partnership or other entity
           ----------
     of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries or by the Company and one or more of the Subsidiaries. "Wholly-Owned Subsidiary" shall mean any such corporation, partnership or
      -----------------------
     other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Substitute Rating" shall mean, as at any date, the rating most
           -----------------
     recently published by a Substitute Rating Agency relating to the Company Senior Long-Term Debt; provided that, for all purposes of the Credit Documents, the same Substitute Rating may not be substituted for both the Moody's Rating and the S&P Rating.

                               Credit Agreement
                               ----------------

          "Substitute Rating Agency" shall mean any rating agency (other than
           ------------------------
     Moody's or S&P) proposed by the Company and acceptable to the Managing Banks in their reasonable determination.

          "Swingline Borrowing Notice" shall have the meaning assigned to such
           --------------------------
     term in Section 2.11(b) hereof.

          "Swingline Commitment" shall mean the obligation of the Swingline Bank
           --------------------
     to make Swingline Loans pursuant to Section 2.11 hereof in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the Swingline Bank's name on the signature pages hereof under the caption "Swingline Commitment" (as the same may be reduced, assigned or otherwise transferred at any time or from time to time pursuant to Section
     2.04 or 11.06 hereof).

          "Swingline Loans" shall mean the loans provided for by Section 2.11
           ---------------
     hereof.

          "Swingline Maturity Date" shall have the meaning assigned to such term
           -----------------------
     in Section 3.01(e) hereof.

          "Swingline Note" shall mean the promissory note provided for by
           --------------
     Section 2.08(c) hereof, as the same shall be modified and supplemented and in effect from time to time.

          "Syndicated Loans" shall mean the loans provided for by Section 2.01
           ----------------
     hereof.

          "Syndicated Notes" shall mean the promissory notes provided for by
           ----------------
      Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Term Loan Banks" shall mean the Series I Term Loan Banks and the
           ---------------
     Series II Term Loan Banks.

          "Term Loans" shall mean the Series I Term Loans and the Series II Term
           ----------
     Loans.

          "Term Loan Commitments" shall mean the Series I Term Loan Commitments
           ---------------------
     and the Series II Term Loan Commitments.

          "Term Loan Commitment Termination Date" shall mean March 29, 1996.
           -------------------------------------

          "Term Notes" shall mean the promissory notes provided for by Section
           ----------
     2.08(a)(i) and (ii) hereof and all promissory notes delivered in substitution or exchange therefor, in

                               Credit Agreement
                               ----------------
     each case as the same shall be modified and supplemented and in effect from time to time.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
     hereof.

          "Working Capital" shall mean, at any time, for the Company and the
           ---------------
     Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the amount by which (i) total current assets (excluding cash and cash equivalents) exceeds (ii) total current liabilities.

          "Working Capital Credit Lines" shall mean uncommitted short-term
           ----------------------------
     unsecured credit facilities (including, without limitation, commercial paper facilities) extended to the Company for working capital purposes.

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest corresponding financial statements furnished to the Banks hereunder after the Restatement Date (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in
Section 7.02(a) hereof). All calculations made for the purposes of determining compliance with the provisions of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest corresponding annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02(a) hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof,

                               Credit Agreement
                               ----------------
shall mean the financial statements referred to in Section 7.02(a) hereof).

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above (which, in the case of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02(a) hereof) and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) If, under the last sentence of paragraph (a) above, the Company or the Majority Banks shall object to determining compliance with the covenants contained herein based upon the latest financial statements delivered under
Section 8.01 hereof, and if the Company and the Banks (or the Majority Banks, as the case may be) shall enter into an amendment or other modification of the covenants and other terms and conditions of this Agreement which, in their sole respective discretion, makes adequate adjustments for any material variation of the type described in clause (i) of Section 1.02(b) hereof, then neither the Company nor the Banks shall thereafter have any right to object to determining compliance with the covenants contained herein based upon said financial statements.

          (d) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  Classes and Types of Loans.  Loans hereunder are distinguished
                --------------------------
by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Competitive Bid Loan, a Revolving Loan, a Series I Term Loan, a Series II Term Loan or a Swingline Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Bid Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                               Credit Agreement
                               ----------------

          Section 2.  Commitments.
                      -----------

          2.01  Syndicated Loans.  Subject to and upon the terms and conditions
                ----------------
herein set forth, each Bank severally agrees to make loans (each a "Syndicated
                                                                    ----------
Loan" and, collectively, the "Syndicated Loans") to the Company in Dollars up to
----                          ----------------
but not exceeding the amount of such Bank's Commitment under each of the Series I Term Loan Facility, the Series II Term Loan Facility and the Revolving Credit Facility, as set forth below:

          (a)  Series I Term Loans.  Syndicated Loans under the Series I Term
               -------------------
Loan Facility shall be available at any time and from time to time from and after the Amendment Effective Date to and including the Term Loan Commitment Termination Date. Subject to the terms and conditions of this Agreement, Series I Term Loans may, at the option of the Company, be borrowed and maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans.

          (b)  Series II Term Loans.  Syndicated Loans under the Series II Term
               --------------------
Loan Facility shall be available at any time and from time to time from and after the borrowing of the full amount of the Series I Term Loans to and including the Term Loan Commitment Termination Date. Subject to the terms and conditions of this Agreement, Series II Term Loans may, at the option of the Company, be borrowed and maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans.

          (c)  Revolving Loans.  Syndicated Loans under the Revolving Credit
               ---------------
Facility shall be available at any time and from time to time from and after the Amendment Effective Date to and including the Revolving Commitment Termination Date. Subject to the terms and conditions of this Agreement, during such period, Revolving Loans may be borrowed, repaid and reborrowed and may, at the option of the Company, be borrowed and maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans. Notwithstanding the foregoing, no Revolving Loan shall be made if the sum of (i) such Revolving Loan (together with all other Revolving Loans and Competitive Bid Loans to be made on the same day as such Revolving Loan) plus (ii) the aggregate principal amount of all outstanding Competitive Bid Loans plus (iii) the aggregate principal amount of all outstanding Revolving Loans plus (iv) the aggregate principal amount of all outstanding Swingline Loans exceeds the aggregate amount of the Revolving Credit Commitments at such time.

          2.02  Borrowings of Syndicated Loans.
                ------------------------------

          (a) The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing of Syndicated Loans hereunder as provided in Section 4.07 hereof.

                               Credit Agreement
                               ----------------

Not later than 1:00 p.m. New York time on the date specified for each Syndicated Loan borrowing hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          (b) At any time after the making of any Swingline Loan by the Swingline Bank until the unpaid principal amount of such Swingline Loan shall have been paid in full, the Swingline Bank may, and the Company hereby irrevocably authorizes and empowers (which power is coupled with an interest) the Swingline Bank to, deliver, on behalf of the Company, to the Administrative Agent under Section 2.02(a) hereof a notice of borrowing of Syndicated Loans that are Base Rate Loans in an amount equal to the then unpaid principal amount of such Swingline Loan. In the event that the power of the Swingline Bank to give such notice of borrowing on behalf of the Company is terminated for any reason whatsoever (including, without limitation, a termination resulting from the occurrence of an event specified in clause (f) or (g) of Section 9 hereof with respect to the Company), or the Swingline Bank is otherwise precluded for any reason whatsoever from giving a notice of borrowing on behalf of the Company as provided in the preceding sentence, each Revolving Credit Bank shall, upon notice from the Swingline Bank, promptly purchase from the Swingline Bank a participation in (or, if and to the extent specified by the Swingline Bank, an assignment of) such Swingline Loan in the amount of the Base Rate Loan it would have been obligated to make pursuant to such notice of borrowing. Each Revolving Credit Bank shall, not later than 4:00 p.m. New York time on the Business Day on which such notice is given (if such notice is given by 2:15 p.m. New York time) or 9:00 a.m. New York time on the next succeeding Business Day (if such notice is given after 2:15 p.m., but before 5:00 p.m., New York time), make available the amount of the Base Rate Loan to be made by it (or the amount of the participation or assignment to be purchased by it, as the case may be) to the Administrative Agent at the account specified in Section 2.02(a) hereof and the amount so received by the Administrative Agent shall promptly be made available to the Swingline Bank by remitting the same, in immediately available funds, to the Swingline Bank. Promptly following its receipt of any payment in respect of such Swingline Loan, the Swingline Bank shall pay to each Revolving Credit Bank that has acquired a participation in such Swingline Loan such Revolving Credit Bank's proportionate share of such payment.

                               Credit Agreement
                               ----------------

Anything in this Agreement to the contrary notwithstanding (including, without limitation, in Section 6.02 hereof), the obligation of each Revolving Credit Bank to make its Base Rate Loan (or purchase its participation in or assignment of such Swingline Loan, as the case may be) pursuant to this Section 2.02(b) is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Revolving Credit Bank may have or have had against the Company, the Administrative Agent, the Swingline Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Default, (ii) the financial condition of the Company, any Subsidiary, the Administrative Agent, the Swingline Bank or any other Bank or (iii) the termination or cancellation of the Revolving Credit Commitments; provided that the Revolving
                                                  --------
Credit Banks shall not be obligated to make such Base Rate Loans (or to purchase participations or direct interests in the Swingline Loan) (i) if, at the time of the making of such Swingline Loan, the Swingline Bank had actual knowledge that a Default had occurred and was continuing or (ii) to the extent (and only to the extent) that such Base Rate Loans, together with all other Revolving Credit Loans, Competitive Bid Loans and Swingline Loans (other than the Swingline Loan to be repaid with the proceeds of such Base Rate Loans) then outstanding, would exceed the then aggregate amount of the Revolving Credit Commitments. The Company agrees that any Revolving Credit Bank so purchasing a participation (or assignment) in such Swingline Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Revolving Credit Bank were a direct holder of a Swingline Loan in the amount of such participation.

          2.03  Competitive Bid Loans.
                ---------------------

          (a) In addition to borrowings of Revolving Loans, at any time and from time to time during an Investment Grade Rating Period and prior to the Revolving Commitment Termination Date the Company may, as set forth in this
Section 2.03, request the Banks to make offers to make Competitive Bid Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Competitive Bid Loans may be LIBOR Bid Loans or Set Rate Loans (each a "Type" of Competitive Bid Loan), provided
                                                                     --------
that:

          (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed

                               Credit Agreement
                               ----------------
     to be different Interest Periods even if they are coterminous); and

          (ii) the aggregate principal amount of all Competitive Bid Loans, together with the aggregate principal amount of all Revolving Loans and all Swingline Loans, at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time.

          (b) When the Company wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice (a "Competitive Bid Quote Request") so as to be received no later
                  -----------------------------
than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement), specifying:

          (i)  the proposed date of such borrowing (a "Competitive Bid
                                                       ---------------
     Borrowing"), which shall be a Business Day;
     ---------

         (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

        (iii)  the duration of the Interest Period applicable thereto;

         (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Rate;

          (v) if the Competitive Bid Quotes requested are to set forth a Competitive Bid Rate, the date on which the Competitive Bid Quotes are to be submitted (which may not be earlier than the Business Day next succeeding the date of the Competitive Bid Quote Request) if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date" and if no such
                                               --------------
     date is specified, the Quotation Date is the proposed date of borrowing);
     and

         (vi) the aggregate principal amount of all Competitive Bid Loans and Revolving Loans outstanding at the date of such Competitive Bid Quote Request.

                               Credit Agreement
                               ----------------

          The Company may request offers to make Competitive Bid Loans with both Competitive Bid Margins and Competitive Bid Rates, and with different Interest Periods, in a single request; provided that (aa) the request for each separate
                              --------
Type and maturity shall be deemed to be a separate Competitive Bid Quote Request for a separate Competitive Bid Borrowing and (bb) the Company may not make more than 5 Competitive Bid Quote Requests at the same time. Except as otherwise provided in the preceding sentence, no Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement) of any other Competitive Bid Quote Request.

          (c) (i) Each Bank may submit a Competitive Bid Quote containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Company's request under Section 2.03(b) hereof
         --------
specified more than one Interest Period and/or Type of Competitive Bid Loan, such Bank may make a single submission containing a separate offer for each such Interest Period and for each such Type and each such separate offer shall be deemed to be a separate Competitive Bid Quote. Each Competitive Bid Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement); provided that any Competitive Bid Quote submitted by Chase
                    --------
(or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

         (ii)  Each Competitive Bid Quote shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

                               Credit Agreement
                               ----------------

               (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the unused Revolving Credit Commitment of the quoting Bank, (y) shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (z) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "Competitive Bid Margin") offered for
                                         ----------------------
          each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

               (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid
                --------------------
          Loan; and

               (E)  the identity of the quoting Bank.

No Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made; provided that the submission by any
                                          --------
Bank containing more than one Competitive Bid Quote may be conditioned on offers contained in such submission not being accepted to the extent that it would result in such Bank making Competitive Bid Loans pursuant thereto in excess of a specified aggregate amount (the "Competitive Bid Loan Limit").
                                 --------------------------

          (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Competitive Bid Quote is submitted, notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such

                               Credit Agreement
                               ----------------
former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which offers have been received and (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Competitive Bid Quote).

          (e) Not later than (x) 11:00 a.m. New York time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
(y) 11:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement), the Company shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (and the failure by the Company to notify the Administrative Agent of its acceptance of an offer as provided above shall be deemed to be nonacceptance by the Company of such offer), and the Administrative Agent shall promptly notify each affected Bank. In the case of acceptance, such notice by the Administrative Agent shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the lowest and highest Competitive Bid Margins and Competitive Bid Rates that were accepted for each Interest Period. The Company may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid
                                           --------
Quote accepted in part from any Bank shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof); provided that:
                                           --------

          (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

         (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

        (iii) acceptance of offers may only be made in ascending order of Competitive Bid Margins or Competitive Bid Rates, as the case may be, in each case beginning with the lowest rates so offered;

         (iv) the Company may not accept any offer if the Administrative Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

                               Credit Agreement
                               ----------------

          (v) the aggregate principal amount of each Competitive Bid Borrowing from any Bank may not exceed any applicable Competitive Bid Loan Limit of such Bank.

If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in integral multiples of $5,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Principal Office in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          (g)  Except for the purpose and to the extent expressly stated in
Section 2.04(a) hereof, the amount of any Competitive Bid Loan made by any Bank shall not constitute a utilization of such Bank's Revolving Credit Commitment.

          2.04  Changes of Commitments.
                ----------------------

          (a)  Voluntary Reduction of Commitments.  The Company shall have the
               ----------------------------------
right to terminate or reduce the unused amount of the Commitments (solely for which purpose the amount of any Competitive Bid Borrowing and outstanding Swingline Loans shall be deemed to be a pro rata (based upon Commitments) utilization of each Revolving Credit Bank's Revolving Credit Commitment) at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Banks) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be $25,000,000 or an integral multiple of $5,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent; provided that (i) the aggregate
                                               --------
amount of the Revolving Credit Commitments shall at no time be less than the amount of the Swingline Commitment as then in effect and (ii) the aggregate

                               Credit Agreement
                               ----------------
amount of the Revolving Credit Commitments shall at no time be less than the aggregate unpaid principal amount of all Revolving Loans, Swingline Loans and Competitive Bid Loans.

          (b)  Termination of Commitments.  The Revolving Credit Commitments and
               --------------------------
the Swingline Commitment shall terminate on the Revolving Commitment Termination Date and the Series I Term Loan Commitments and the Series II Term Loan Commitments shall terminate on the Term Loan Commitment Termination Date.

          (c)  Reduction of Swingline Commitment.  The Company shall have the
               ---------------------------------
right to terminate or reduce the unused amount of the Swingline Commitment at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Swingline Bank and each Bank) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be at least $25,000,000 and in integral multiples of $5,000,000) and shall be irrevocable and effective only upon receipt by the Administrative Agent; provided that the Swingline Commitment shall at no time be less than the
--------
aggregate unpaid principal amount of the Swingline Loans.

          (d)  No Reinstatement.  The Commitments and the Swingline Commitment
               ----------------
once terminated or reduced may not be reinstated.

          (e)  Bank Replacement.  If any Bank requests compensation pursuant to
               ----------------
Section 5.01 hereof (other than compensation requested under Section 5.01(e) hereof), the Company may, so long as no Default shall have occurred and be continuing, require that such Bank transfer all or a portion of its rights and obligations (including, without limitation, its Loans and Commitments) as a "Bank" under this Agreement and such Bank's Notes to one or more banks (such bank or banks being herein referred to as the "Replacement Bank(s)") identified
                                               -------------------
by the Company in a notice (the "Replacement Notice") to the Administrative
                                 ------------------
Agent (which shall promptly notify the affected Bank) specifying the date on which such transfer is to occur and whether all or a portion of said rights and obligations are proposed to be transferred, which notice shall be given not less than 10 Business Days prior to the date on which such transfer is to occur; provided that no such transfer shall be made unless (i) the Administrative Agent
--------
shall have consented to the identity of the Replacement Bank(s), which consent shall not be unreasonably withheld or delayed, (ii) the aggregate amount of compensation that would be requested by the Replacement Bank(s) under Section
5.01 hereof would be less than the aggregate amount of compensation requested by the affected Bank in respect of the rights and obligations proposed to be transferred, (iii) the Commitments proposed to be transferred to the Replacement

                               Credit Agreement
                               ----------------

Bank(s), together with the aggregate amount of the Commitments transferred pursuant to this Section 2.04(e) during the preceding period of 12 months shall not exceed 17.5% of the aggregate amount of the Commitments as in effect on the date of the proposed transfer and (iv) the amount of the Commitments proposed to be transferred to any Replacement Bank shall be at least $10,000,000 (or, if less than $10,000,000, the entire Commitments of the affected Bank). On the date of any transfer permitted under this Section 2.04(e), (x) the affected Bank shall sell, assign and transfer to the Replacement Bank(s), and the Replacement Bank(s) shall acquire and assume from the affected Bank, all (or the lesser portion specified in the Replacement Notice) of the rights and obligations of the affected Bank as a "Bank" under this Agreement and under the affected Bank's Notes (collectively, the "Transferred Interest") and (y) the Company and/or the
                          --------------------
Replacement Bank(s) shall pay to the affected Bank an amount equal to all principal, interest, fees and other amounts then owing under this Agreement and the affected Bank's Notes in respect of the Transferred Interest (including, without limitation, any amounts which would be payable in respect of the Transferred Interest under Sections 5.01 and 5.05 hereof as if the affected Bank's Loans were being prepaid in full on such date), whereupon the Replacement Bank(s) shall become "Bank(s)" for all purposes of this Agreement having all the rights and obligations, including, without limitation, Commitment(s), under this Agreement of "Bank(s)" holding the Transferred Interest, and the obligations of the affected Bank in respect of the Transferred Interest (including, if such Bank is the Swingline Bank, its Swingline Commitment) shall terminate (provided
                                                                       --------
that the obligations of the Company under Sections 5.01, 5.05 and 11.03 hereof to the affected Bank in respect of the Transferred Interest shall survive such transfer as provided in Section 11.07 hereof). If the Commitments of any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall terminate (other than pursuant to Section 9 hereof), such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall be only two Reference Banks remaining, then the Administrative Agent (after consultation with the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank.

                               Credit Agreement
                               ----------------

          2.05  Fees.
                ----

          (a) The Company shall pay to the Administrative Agent for account of each Term Loan Bank a commitment fee on the daily average unused amount of such Bank's Term Loan Commitment for the period from and including the Restatement Date to but excluding the earlier of the date such Term Loan Commitment is terminated or the Term Loan Commitment Termination Date at a rate equal to 0.375% per annum. Accrued commitment fee shall be payable on the earlier of the date the Term Loan Commitments are terminated or the Term Loan Commitment Termination Date.

          (b) The Company shall pay to the Administrative Agent for account of each Revolving Credit Bank a facility fee on the daily average amount of such Bank's Revolving Credit Commitment (whether or not utilized) for the period from and including the Restatement Date to but excluding the earlier of the date such Commitment is terminated or the Revolving Commitment Termination Date at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated or the Revolving Commitment Termination Date.

          (c) The Company shall pay to the Administrative Agent for the Administrative Agent's account a fee of $3,000 for each Competitive Bid Quote Request (for which purpose multiple Competitive Bid Quote Requests contained in a single request shall be deemed to be a single Competitive Bid Quote Request notwithstanding the provisions of the second sentence of Section 2.03(b) hereof), such fees to be payable in arrears on the last Business Day of each month.

          2.06  Lending Offices.  The Loans of each Type made by each Bank shall
                ---------------
be made and maintained at such Bank's Applicable Lending Office for Loans of such Type. The Swingline Loans shall be made and maintained at the Applicable Lending Office of the Swingline Bank for Swingline Loans.

          2.07  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to

                               Credit Agreement
                               ----------------
consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Notes.
                -----

          (a) The Syndicated Loans made by each Bank shall be evidenced (i) if Series I Term Loans, by a single promissory note of the Company in substantially the form of Exhibit A-1 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Series I Term Loan Commitment and otherwise duly completed (each a "Series I Term Note" and collectively the "Series I Term
                        ------------------                        -------------
Notes"), (ii) if Series II Term Loans, by a single promissory note of the
-----
Company in substantially the form of Exhibit A-2 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Series II Term Loan Commitment and otherwise duly completed (each a "Series II Term Note",
                                                      -------------------
collectively the "Series II Term Notes" and, together with the Series I Term
                  --------------------
Notes, the "Term Notes") and (iii) if Revolving Loans, by a single promissory
            ----------
note of the Company substantially in the form of Exhibit A-3 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Revolving Credit Commitment as originally in effect and otherwise duly completed (each a "Revolving Note" and collectively the "Revolving Notes"). The date,
         --------------                        ---------------
amount, Type and interest rate of each Series I Term Loan, each Series II Term Loan and each Revolving Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the same, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the
                                                            --------
failure by such Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

          (b) The Competitive Bid Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-4 hereto, dated the Restatement Date, payable to such Bank and otherwise duly completed. The date, amount, Type, interest rate and maturity date of each Competitive Bid Loan made by any Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure by such Bank
                                          --------
to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

          (c) The Swingline Loans made by the Swingline Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-5 hereto, dated the

                               Credit Agreement
                               ----------------

Restatement Date, payable to the Swingline Bank in a principal amount equal to the amount of its Swingline Commitment as originally in effect and otherwise duly completed. The date and amount of each Swingline Loan and each payment made on account of the principal thereof, shall be recorded by the Swingline Bank on its books and, prior to any transfer of its Swingline Note, endorsed by the Swingline Bank on the schedule attached to the Swingline Note or any continuation thereof; provided that the failure by the Swingline Bank to make any such recordation or endorsement shall not affect any of the obligations of the Company hereunder or under the Swingline Note.

          (d) No Note may be subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitments, Loans and Notes pursuant to Sections 11.06(b) and 11.06(f) hereof. The Swingline Note may not be subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with an assignment permitted pursuant to Section 11.06(c) hereof of all or any portion of the Swingline Bank's Swingline Commitment, the Swingline Loans and the Swingline Note.

          2.09  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Sections 4.06, 4.07 and 5.05 hereof, the Company shall have the right to prepay Syndicated Loans or Swingline Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of
--------
each such prepayment, Conversion or Continuation as provided in Section 4.07 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; (c) Syndicated Loans may not be prepaid at any time that any Swingline Loan is outstanding and (d) prepayments of the Term Loans shall be applied first, to the then-remaining installments of the Series II Term Loans in
        -----
the direct order of their maturities and second, to the aggregate outstanding
                                         ------
principal amount of the Series I Term Loans. No Competitive Bid Loan may be prepaid without the consent of the Bank holding such Competitive Bid Loan

(provided that this sentence shall not affect the Company's obligation to pay
 --------
Loans pursuant to Section 9 hereof). Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default specified in Section 9(a) or 9(b)(i) hereof shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Syndicated Loan into a Eurodollar Loan, or

                               Credit Agreement
                               ----------------
to Continue any Syndicated Loan as a Eurodollar Loan, in which event all Syndicated Loans shall be Converted into (on the last day(s) of the respective Interest Periods therefor) or Continued as Base Rate Loans.

          2.10  Mandatory Prepayments.
                ---------------------

          (a)  Equity Issuance.  Upon any Equity Issuance during a Mandatory
               ---------------
Prepayment Period after the Amendment Effective Date, the Company shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment to be effected in the manner and to the extent specified in paragraph (f) of this Section 2.10.

          (b)  Excess Cash Flow.  If on the last day of any fiscal year of the
               ----------------
Company ending after the Amendment Effective Date a Mandatory Prepayment Period is in effect, then not later than the date 105 days after the end of such fiscal year, the Company shall prepay the Term Loans in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of voluntary prepayments of Term Loans made during such fiscal year after the Term Loan Commitment Termination Date pursuant to Section 2.09 hereof, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10; provided that the
                                                        --------
Company shall not be required to make such prepayment if such excess amount is less than $10,000,000.

          (c)  Sale of Assets.  Without limiting the obligation of the Company
               --------------
to obtain the consent of the Majority Banks pursuant to Section 8.09 hereof to any Disposition not otherwise permitted under Section 8.09 hereof, in the event of any Disposition made after the Amendment Effective Date while a Mandatory Prepayment Period is in effect (or, if after giving effect to any such Disposition, a Mandatory Prepayment Period would exist), (i) no later than five Business Days prior to the occurrence of such Disposition resulting in Net Available Proceeds of $5,000,000 or more, the Company will deliver to the Banks a statement, certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the aggregate amount of the Net Available Proceeds of such Disposition and (ii) the Company shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Available Proceeds received from such Disposition (except that Net Available Proceeds consisting of Permitted Buyer Indebtedness need not be applied to such prepayment until the earlier of any payment or Disposition of such Permitted Buyer Indebtedness and then only to the extent of such payment or the Net Available Proceeds of such Disposition), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10.

                               Credit Agreement
                               ----------------

          (d)  Funded Debt Incurrence.  Upon the creation, incurrence or
               ----------------------
issuance by the Company or any of the Subsidiaries after the Amendment Effective Date of any Funded Debt (other than (i) the Loans, (ii) Working Capital Credit Lines, (iii) Capital Lease Obligations and (iv) Indebtedness secured by Liens permitted by Section 8.10(f) hereof) during a Mandatory Prepayment Period (or, if after giving effect to any such creation, incurrence or issuance of Funded Debt, a Mandatory Prepayment Period would exist), the Company shall prepay the Term Loans in an aggregate amount equal to 100% of all cash received by the Company and the Subsidiaries in respect of such Funded Debt (net of expenses incurred by the Company and the Subsidiaries in connection therewith), such prepayment to be effected in the manner and to the extent specified in paragraph
(f) of this Section 2.10.

          (e)  Purchase Price Adjustments.  During a Mandatory Prepayment
               --------------------------
Period, the Company shall prepay the Term Loans in an aggregate amount equal to any purchase price adjustments received by the Company from the Seller under
Section 2.3 of the Asset Purchase Agreement, such prepayment to be effected in the manner and to the extent specified in paragraph (f) of this Section 2.10; provided that the Company shall not be required to make such prepayment if such
--------
adjustments aggregate less than $10,000,000.

          (f)  Application.
               -----------

          (i) Prepayments of Term Loans described in paragraphs (a), (c), (d) and (e) above shall be applied first to the aggregate outstanding principal amount of the Series I Term Loans and second to the then-remaining
                                           ------
     installments of the Series II Term Loans ratably.

          (ii) Prepayments of Term Loans described in paragraph (b) above shall be applied first to the then-remaining installments of the Series II Term
                -----
     Loans in the direct order of their maturities and second to the aggregate
                                                       ------
     outstanding principal amount of the Series I Term Loans.

          (iii) If any such prepayment would obligate the Company to make a payment under Section 5.05 hereof, such prepayment may, so long as no Default shall have occurred and be continuing, be delayed until the earlier of (i) the last day of any then current Interest Period and (ii) 30 days after such prepayment would otherwise have to have been made.

          2.11  Swingline Loans.
                ---------------

                               Credit Agreement
                               ----------------

          (a)  The Swingline Bank hereby agrees, on the terms and conditions of this Agreement, to make loans ("Swingline Loans") to the Company in Dollars
                                   ---------------
during the period from and including the Amendment Effective Date to but not including the Revolving Commitment Termination Date in an aggregate amount at any one time outstanding up to but not exceeding its Swingline Commitment; provided that the aggregate unpaid principal amount of all Swingline Loans,
--------
together with the aggregate unpaid principal amount of all Revolving Loans and all Competitive Bid Loans, at any one time outstanding may not exceed the aggregate amount of the Revolving Credit Commitments. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow the amount of the Swingline Commitment by means of Base Rate Loans; provided that, unless the Swingline Bank shall otherwise agree, (i) Swingline Loans may not be borrowed more than ten (10) times per year and (ii) no Swingline Loans may be outstanding on the last day of any calendar quarter.

          (b)  The Company shall, not later than 2:00 p.m. New York time on the date on which the Company proposes to borrow a Swingline Loan, give the Administrative Agent (which shall promptly notify the Swingline Bank and the Banks) notice of such borrowing (a "Swingline Borrowing Notice"), which notice
                                    --------------------------
shall be irrevocable and effective only upon receipt by the Administrative Agent and shall specify the principal amount of the Swingline Loan to be borrowed (which shall be at least $5,000,000 and in integral multiples of $1,000,000). Not later than 3:00 p.m. New York time, on the date specified in each Swingline Borrowing Notice hereunder, the Swingline Bank shall, subject to the terms of this Agreement, make the amount of the Swingline Loan to be made by it on such date available to the Administrative Agent in account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Loans, and each Revolving Loan shall mature, on the Revolving Commitment Termination Date.

                               Credit Agreement
                               ----------------

          (b) The Company hereby promises to pay to the Administrative Agent for account of each Bank that makes any Competitive Bid Loan the principal amount of such Competitive Bid Loan, and such Competitive Bid Loan shall mature, on the last day of the Interest Period for such Competitive Bid Loan.

          (c) The Company hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Series I Term Loans, and each Series I Term Loan shall mature, on the Series I Term Loan Final Maturity Date.

          (d) The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal amount of the Series II Term Loans in 24 equal consecutive quarterly installments payable on the Series II Principal Payment Dates.

          (e) The Company hereby promises to pay to the Administrative Agent for account of the Swingline Bank the principal of each Swingline Loan at or prior to, and such Swingline Loan shall mature at, 1:00 p.m. New York time on the fifth Business Day immediately following the day on which such Swingline Loan was made (the "Swingline Maturity Date").
                    -----------------------

          3.02  Interest.
                --------

          (a)  Syndicated Loans and Competitive Bid Loans.  The Company hereby
               ------------------------------------------
promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) during such period as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any);

         (ii) during such period as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Base Rate for such Loan for such Interest Period plus the Applicable Margin;

        (iii) if such Loan is a LIBOR Bid Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

         (iv) if such Loan is a Set Rate Loan, the Competitive Bid Rate for such Loan for the Interest Period therefor

                               Credit Agreement
                               ----------------
     quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and on any other amount payable by the Company hereunder or under any Note held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan or a Competitive Bid Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Bid Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and
(iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Banks to which such interest is payable and the Company thereof.

          (b)  Swingline Loans.  The Company hereby promises to pay to the
               ---------------
Administrative Agent for account of the Swingline Bank interest on the unpaid principal amount of each Swingline Loan for the period from and including the day such Swingline Loan is made to but excluding the Swingline Maturity Date applicable thereto at the Base Rate (as in effect from time to time) plus the Applicable Margin (if any) for Revolving Loans that are Base Rate Loans, which interest shall be payable on such Swingline Maturity Date. The Company hereby promises to pay to the Administrative Agent for account of the Swingline Bank interest at the applicable Post-Default Rate on any principal of or interest on any Swingline Loan that shall not be paid in full when due for the period from and including the Swingline Maturity Date thereof to but excluding the date the same is paid in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand of the Swingline Bank.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01  Payments.  Except to the extent otherwise provided herein, all
                --------
payments of principal, interest and other amounts to be made by the Company under this Agreement and the

                               Credit Agreement
                               ----------------

Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Bank or the Swingline Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank or the Swingline Bank, as the case may be (with notice to the Company and the Administrative Agent provided that such Bank's failure to give such notice shall not affect the
--------
validity of any such debit). The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank or the Swingline Bank, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent shall distribute such payment first
                                                                          -----
to the Swingline Bank (to the extent any amounts are then due and payable to the Swingline Bank on account of the Swingline Loans) and then to the Banks pro rata
                                                      ----
(based on the amounts then due and payable hereunder to the Banks) and each Bank or the Swingline Bank, as the case may be, may apply the portion of such payment received by it to such amounts then due and payable hereunder to such Bank or the Swingline Bank, as the case may be, as such Bank or the Swingline Bank, as the case may be, may determine). Each payment received by the Administrative Agent under this Agreement or any Note for account of a Bank or the Swingline Bank shall be paid promptly to such Bank or the Swingline Bank, as the case may be, in immediately available funds, and, in the case of principal or interest on any Loan, for account of such Bank's or the Swingline Bank's, as the case may be, Applicable Lending Office for such Loan. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein: (a) each borrowing of Syndicated Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of Fees under Sections 2.05(a) and (b) hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under
Section 2.04 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Revolving Loans, Series I Term Loans and Series II Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit, Series I Term Loan and Series II Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit, Series I Term

                               Credit Agreement
                               ----------------

Loans and Series II Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit, Series I Term Loan and Series II Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit, Series I Term Loan and Series II Term Loans (in the case of Conversions and Continuations of Loans); (c) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments; (d) each payment or prepayment of principal of Syndicated Loans of any Class and Type by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class and Type held by the Banks; and (e) each payment of interest on Syndicated Loans of any Class and Type by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on Syndicated Loans of such Class and Type due and payable to the respective Banks.

          4.03  Computations.  Interest on Competitive Bid Loans and Eurodollar
                ------------
Loans, and Fees payable pursuant to Section 2.05 hereof, respectively, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be (or, for each day the interest on Base Rate Loans is calculated by reference to the Federal Funds Rate, on a year of 360 days), and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04  Non-Receipt of Funds by the Administrative Agent. Unless the
                ------------------------------------------------
Administrative Agent shall have been notified by a Bank or the Company (each, a "Payor") prior to the date on which the Payor is to make payment to the
 -----
Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day

                               Credit Agreement
                               ----------------
during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

          4.05  Sharing of Payments, Etc.  The Company agrees that, in addition
                ------------------------
to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank or the Swingline Bank may otherwise have, each Bank and the Swingline Bank shall be entitled, at its option, to offset balances held by it or any of its affiliates at any of its respective offices for account of the Company, in Dollars or in any other currency, against any principal of or interest on any of such Bank's or the Swingline Bank's Loans, or any other amount payable to such Bank or the Swingline Bank (as the case may be) hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's or the Swingline
                                  --------
Bank's failure to give such notice shall not affect the validity thereof. If any Bank shall obtain payment of any principal of or interest on any Syndicated Loan of any Class owing to it by the Company, or in respect of its interest in any Swingline Loan, through the exercise of any right of set-off, bankers' lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on its Syndicated Loans of such Class, or in respect of its interest in any Swingline Loan, then due hereunder by the Company than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Syndicated Loans of such Class or Swingline Loans, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Syndicated Loans of such Class or Swingline Loans, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing such a participation (or direct interest) in the Syndicated Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation (or direct interest) as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right of set-off, banker's lien or

                               Credit Agreement
                               ----------------
counterclaim or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.

          4.06  Minimum Amounts.  Except for mandatory prepayments pursuant to
                ---------------
Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $10,000,000 or in integral multiples of $1,000,000 in excess thereof and each borrowing, Conversion and partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $25,000,000 or in integral multiples of $5,000,000 in excess thereof (borrowings, Conversions and prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $25,000,000 or in integral multiples of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.07  Certain Notices.  Except as otherwise provided in Section 2.03
                ---------------
hereof with respect to Competitive Bid Loans, notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                               Credit Agreement
                               ----------------

                                                       Number of
                                                        Business
         Notice                                        Days Prior
         ------                                        ----------
     Termination or reduction
     of Commitments                                          3

     Borrowing or prepayment of, or Conversions
     into, Base Rate Loans                                   1

     Borrowing or optional prepayment of,
     Conversions into, Continuations as, or
     duration of Interest Period
     for, Eurodollar Loans                                   3

provided that, with respect to the Syndicated Loans made on the Amendment Effective Date, notice of the borrowing of, and the duration of Interest Periods for, Eurodollar Loans may be given prior to the Amendment Effective Date so long as the Company shall have indemnified the Banks on terms comparable to those contained in Section 5.05 hereof.

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.06 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.07, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                               Credit Agreement
                               ----------------

          Section 5.  Yield Protection and Illegality.
                      -------------------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"),
                                                      ----------------
resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any Commitment of such Bank; or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitment. Each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that such Bank
                                                       --------
shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make additional or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (b) Without limiting the effect of the provisions of Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this

                               Credit Agreement
                               ----------------

Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make additional or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank or any corporation controlling such Bank for any costs which such Bank determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement issued after the Restatement Date by any government or governmental authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines), of capital in respect of its Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) or any corporation controlling such Bank to a level below that which such Bank (or any Applicable Lending Office) or such corporation could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Company that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

          (d) Each Bank will furnish the Company with a certificate setting forth the basis, calculation and amount of each request by such Bank for compensation under paragraph (a), (c) or (e) of this Section 5.01. Notwithstanding anything in this Section 5.01 to the contrary, compensation with respect to any event entitling any Bank to compensation under paragraph (a) or
(c) of this Section 5.01 shall be payable to such Bank only for costs incurred by such Bank from and after the date 30 days after the date that such Bank furnishes to the Company notice of its intention to request the payment of compensation with respect to such event. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof,

                               Credit Agreement
                               ----------------
on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable
--------
basis.

          (e) Without limiting the effect of the foregoing, the Company shall pay to each Bank on the last day of each Interest Period (or, if later, on the date of the notice provided for below) so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans) an additional amount (determined by such Bank and notified to the Company through the Administrative Agent within 45 days after the last day of such Interest Period) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period:

          (i) the principal amount of such Eurodollar Loan outstanding on such day; and

         (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective
                                                            -----
     rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and
                                      -----

        (iii)  1/360.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                ----------------------------
notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

          (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Type of Fixed Rate Loans as provided herein; or

                               Credit Agreement
                               ----------------

          (b) the Majority Banks determine (or any Bank that has outstanding a Competitive Bid Quote with respect to a LIBOR Bid Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Bid Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting
     Bank) of making or maintaining such Type of Loans;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of such Type.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans and LIBOR Bid Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Bid Loan that it has offered to make.

          5.04  Base Rate Loans Pursuant to Sections 5.01 and 5.03.  If the
                --------------------------------------------------
obligation of any Bank to make Fixed Rate Loans shall be suspended pursuant to
Section 5.01 or 5.03 hereof (Loans of such Type being herein called "Affected
                                                                     --------
Loans" and such Type being herein called the "Affected Type"), all Loans (other
-----                                         -------------
than Competitive Bid Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or 5.03 hereof has occurred and such Bank so requests by notice to the Company with a copy to the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent)) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or
5.03 hereof that gave rise to such Conversion no longer exist:

                               Credit Agreement
                               ----------------

          (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05  Compensation.  The Company shall pay to the Administrative Agent
                ------------
for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Fixed Rate Loan or a Set Rate Loan for any reason (including, without limitation, under Section 5.04 hereof or by reason of the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Competitive Bid Loan, the Company has accepted a Competitive Bid Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

                               Credit Agreement
                               ----------------

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Bid Loan) or the United States certificate of deposit market for issuance at face value of certificates of deposit (if such Loan is a Set Rate Loan) for Dollar deposits in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          Section 6.  Conditions Precedent.
                      --------------------

          6.01  Conditions to Effectiveness.  The effectiveness of the amendment
                ---------------------------
and restatement of the Existing Credit Agreement provided for hereby is subject to the receipt by the Administrative Agent of the following documents (with, in the case of paragraphs (d) and (e) below, sufficient signed copies for each Bank and the Administrative Agent) and the occurrence of the following events, as the case may be, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to the Majority Banks or to each Bank) in form and substance:

          (a)  Corporate Documents.  Certified copies of the Company's charter
               -------------------
     and by-laws and of all corporate action taken by the Company approving each Credit Document and the borrowings by the Company hereunder (including, without limitation, a certificate setting forth the resolutions of the Company's Board of Directors adopted in respect of the transactions contemplated thereby).

          (b)  Incumbency Certificate.  A certificate of the Secretary of the
               ----------------------
     Company, dated the Amendment Effective Date, in respect of the incumbency and specimen signature of each of the officers (i) who is authorized to sign the Credit Documents on the Company's behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as the Company's representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Documents and the transactions contemplated thereby. The Administrative Agent and each of the Banks may

                               Credit Agreement
                               ----------------
     conclusively rely on such certificate until it receives notice in writing from the Company to the contrary.

          (c)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
     Company, dated the Amendment Effective Date, to the effect set forth in clauses (a) and (b) of Section 6.02 hereof (after giving effect to the consummation of the Acquisition).

          (d)  Opinions.  (i) An opinion of Sheppard, Mullin, Richter & Hampton
               --------
     LLP, special California counsel to the Company, dated the Amendment Effective Date, substantially in the form of Exhibit B-1 hereto and (ii) an opinion of Richard R. Molleur, Esq., Corporate Vice President and General Counsel of the Company, dated the Amendment Effective Date, substantially in the form of Exhibit B-2 hereto (and the Company hereby instructs each such counsel to deliver such opinions to the Banks and the Administrative Agent).

          (e)  Opinion.  An opinion of Milbank, Tweed, Hadley & McCloy, special
               -------
     New York counsel to the Banks and the Swingline Bank, dated the Amendment Effective Date, substantially in the form of Exhibit C hereto.

          (f)  Notes.  The Notes, duly completed and executed and delivered.
               -----

          (g)  CIBC Receivables Sale Agreements.  A true and complete copy of
               --------------------------------
     the CIBC Receivables Sale Agreements as in effect on the Amendment Effective Date.

          (h)  Asset Purchase Agreement.  (i) A true and complete copy of the
               ------------------------
     Asset Purchase Agreement (which shall include copies of all amendments, schedules, exhibits and other attachments thereto and contain terms and conditions in form and substance satisfactory to the Managing Banks in their reasonable determination), together with true and complete copies of each document, certificate and opinion referred to in or delivered in connection with such Asset Purchase Agreement, and (ii) a certificate of a senior officer of the Company, dated the Amendment Effective Date, to the effect that (x) the Asset Purchase Agreement has been duly executed and delivered by each of the parties thereto and is in full force and effect on the Amendment Effective Date and (y) the Asset Purchase Agreement has not been amended or otherwise modified, or executed and delivered in a form other than the form heretofore delivered to the Administrative Agent prior to the Restatement Date.

                               Credit Agreement
                               ----------------

          (i)  Consummation of the Acquisition.  A certificate of a senior
               -------------------------------
     officer of the Company, dated the Amendment Effective Date, to the effect that (i) the Acquisition has been (or will concurrently be) consummated in accordance with the Asset Purchase Agreement, (ii) the representations and warranties contained in the Asset Purchase Agreement (including, without limitation, in all certificates and other writings, if any, delivered pursuant thereto) by the Company are true and correct on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date (or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (iii) all conditions to the consummation of the Acquisition as set forth in the Asset Purchase Agreement have been (or will concurrently be) fulfilled or waived by the parties thereto (which waiver, in the case of any waiver by the Company, shall be given only with the consent of the Managing Banks, and which conditions, in the case of conditions to be fulfilled to the satisfaction of the Company, shall be fulfilled to the satisfaction of the Managing Banks).

          (j)  Terms of Acquisition.  A certificate of a senior officer of the
               --------------------
     Company, dated the Amendment Effective Date to the effect that (i) the cash portion of the purchase price paid by the Company for the Acquisition does not exceed $3,000,000,000 plus or minus the aggregate purchase price adjustment as provided in the Asset Purchase Agreement, (ii) assuming that the Acquisition had been consummated on September 30, 1995, the amount of pension liabilities that would have been assumed by the Company in connection with the Acquisition (excluding those arising under the Seller's "Executive Plan" up to $33,000,000) would not have exceeded $478,000,000 and the amount of other post-retirement benefits liabilities that would have been assumed by the Company in connection with the Acquisition would not have exceeded $110,000,000, in each case as reflected on the balance sheet of the Acquired Business as at September 30, 1995 (subject to adjustments at the closing of the Acquisition and to the restatement thereof on the books of the Company) and (iii) the fees and expenses relating to the Acquisition will not exceed $135,000,000.

          (k)  Approvals and Consents.  A certificate of a senior officer of the
               ----------------------
     Company, dated the Amendment Effective Date, to the effect that all necessary governmental and third party filings, licenses, permits, consents and approvals in connection with the Acquisition and the transactions contemplated hereby have been obtained by the Company and are in full force and effect on the Amendment Effective Date, except that consents of the Government are required

                               Credit Agreement
                               ----------------
     with respect to the assignment to the Company of contracts between the Acquired Business and the Government, which consents the Company has no reason to believe will not be obtained in due course.

          (l)  Payment of Fees and Expenses.  Evidence that (i) all principal of
               ----------------------------
     and interest on the loans made by the Existing Banks under the Existing Credit Agreement shall have been (or will concurrently be) paid in full and
     (ii) all fees and expenses payable to the Existing Banks and the Administrative Agent under the Existing Credit Agreement accrued to the Amendment Effective Date and unpaid and all costs, fees and expenses, and all other compensation contemplated by the Credit Documents and by the Fee Letter dated January 2, 1996 between the Company and the Agents and the Co-Arrangers identified therein (including, without limitation, legal fees and expenses) shall have been (or will concurrently be) paid by the Company to the extent due.

          (m)  Financial Information.  Not less than five Business Days prior to
               ---------------------
     the Restatement Date, true, correct and complete copies of the financial statements and opinions referred to in clauses (a) and (b) of Section 7.02 hereof.

          (n)  Litigation.  Except as set forth on Schedule III hereto, no
               ----------
     litigation by any entity (private or governmental) shall be pending or threatened against the Company or the Acquired Business (a) with respect to this Agreement or any other Credit Document or (b) which the Majority Banks shall reasonably determine would be likely to have a Material Adverse Effect.

          (o)  Solvency Certificate.  A certificate of a senior financial
               --------------------
     officer of the Company, dated the Amendment Effective Date, to the effect, to the best of his or her actual knowledge, set forth in clause (d) of
     Section 7.02 hereof.

          (p)  Miscellaneous.  Such other documents as the Administrative Agent,
               -------------
     any Bank, the Swingline Bank or special New York counsel to the Banks and the Swingline Bank may reasonably request.

The Administrative Agent shall promptly notify each Bank of the occurrence of the Amendment Effective Date.

          6.02  Initial and Subsequent Loans.  The obligation of any Bank to
                ----------------------------
make any Loan (including, without limitation, any Competitive Bid Loan and its initial Syndicated Loan) and the obligation of the Swingline Bank to make any Swingline Loan (including its initial Swingline Loan) to the Company upon the

                               Credit Agreement
                               ----------------
occasion of each borrowing hereunder is subject to the further conditions precedent that, as of the date of such Loan and after giving effect thereto:

          (a)  no Default shall have occurred and be continuing; and

          (b) the representations and warranties made by the Company in Section 7 hereof shall be true in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

Each notice of borrowing by the Company hereunder and each Swingline Borrowing Notice shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7.  Representations and Warranties.
                      ------------------------------

          7.01  Corporate Existence.  Each of the Company and the Material
                -------------------
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

          7.02  Certain Financial Information.
                -----------------------------

          (a)  Company Financial Condition.  The consolidated statement of
               ---------------------------
financial position of the Company and the Subsidiaries as at December 31, 1995 and the related consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP, heretofore furnished to each of the Banks, are complete and present fairly, in all material respects, the consolidated financial condition of the Company and the Subsidiaries as at said date and the consolidated results of their operations for such fiscal year, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of the Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any

                               Credit Agreement
                               ----------------
any unfavorable commitments, except as referred to or reflected or provided for in said statements of financial position as at said dates. Except as expressly disclosed in writing to the Banks prior to the Restatement Date, since December 31, 1995, there has been no material adverse change in the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries from that set forth in said financial statements as at said date.

          (b)  Acquired Business Financial Condition.  The Company has
               -------------------------------------
heretofore furnished to the Banks the combined statement of financial position of the Acquired Business as at December 31, 1994 and as at December 31, 1995 and the respective related combined statements of earnings, cash flows and changes in invested equity of the Acquired Business for the period ended on such dates and for the period ended on December 31, 1993, with the opinion thereon of Price Waterhouse LLP. As of the Restatement Date, except as expressly disclosed in writing to the Banks prior to the Restatement Date, since December 31, 1995, there has been no material adverse change in the combined financial condition or operations, or the prospects or business taken as a whole, of the Acquired Business from that set forth in said financial statements as at December 31, 1995.

          (c)  Projections.  The Company has heretofore furnished to each of the
               -----------
Banks projected consolidated financial statements of the Company and the Subsidiaries, on an annual basis for the fiscal years of the Company ending in each of 1996, 1997, 1998, 1999, 2000, 2001 and 2002. Such projected financial statements set forth projected consolidated balance sheets of the Company and the Subsidiaries and projected consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries (after giving effect to the Acquisition and the related financing thereof, assuming the consummation of the Acquisition on March 31, 1996) for the respective fiscal periods covered thereby, subject to the caveats and explanations set forth in the Information Memorandum. Such projected financial statements are based upon assumptions believed by the Company to be reasonable as of the Restatement Date, which assumptions are expressly disclosed therein.

          (d)  Solvency, Etc.  On and as of the Amendment Effective Date on a
               --------------
pro forma basis after giving effect to the consummation of the Acquisition and all liabilities assumed and incurred and to be assumed and incurred by the Company in connection therewith, (x) the sum of the assets of the Company, at a fair valuation, will exceed its debts, (y) the Company will not have assumed and incurred nor intended to, or believes that it will not, assume and incur debts beyond its ability to pay such debts as such debts mature and (z) the Company will have sufficient capital with which to conduct its business. For

                               Credit Agreement
                               ----------------
purposes of this Section 7.02(d), "liability" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          7.03  Litigation.  There are no legal or arbitral proceedings or any
                ----------
proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any Material Subsidiary which, if adversely determined, would result, in the opinion of the Company, in any Material Adverse Effect except as heretofore disclosed to the Banks in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1995, copies of which have been furnished to the Banks or in Schedule III hereto.

          7.04  No Breach.  Except as expressly disclosed in writing to the
                ---------
Banks on or before the Restatement Date, none of the execution and delivery of any of the Credit Documents, the borrowing of the Loans hereunder, the consummation of the Acquisition and the other transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any Material Subsidiary or the Acquired Business is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any Material Subsidiary or the Acquired Business pursuant to the terms of any such agreement or instrument.

          7.05  Corporate Action.  The Company has all necessary corporate power
                ----------------
and authority to execute, deliver and perform its obligations under the Credit Documents and to borrow the Loans hereunder; and the execution, delivery and performance by the Company of the Credit Documents and the borrowing of the Loans hereunder have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the other Credit Documents (assuming in the case of the Notes, execution and delivery thereof for value) will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be

                               Credit Agreement
                               ----------------
limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06  Approvals.  Except as expressly disclosed in writing to the
                ---------
Banks prior to the Restatement Date, no authorizations, approvals, consents or licenses of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary to authorize or are necessary in connection with (i) the execution, delivery and performance of any Credit Document, (ii) the legality, validity, binding effect or enforceability of any Credit Document or (iii) for the borrowing of the Loans hereunder.

          7.07  Use of Proceeds, Etc.  Neither the making of any Loan hereunder,
                --------------------
nor the use of the proceeds thereof, will violate the provisions of Regulation G, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or X or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U or X.

          7.08  ERISA.  Each of the Company and the ERISA Affiliates has
                -----
fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, is in compliance in all material respects with the presently applicable provisions of ERISA and the Code and has not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than a liability to make payments or contributions in the ordinary course of business). No Termination Event has occurred and is continuing. As used in this Agreement, the term "Termination Event" shall mean any event or condition which might
          -----------------
constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan and which involves a liability of the Company to PBGC in excess of $25,000,000.

          7.09  Taxes.  United States Federal income tax returns of the
                -----
Company and the Subsidiaries have been examined and reported on by the Internal Revenue Service or closed by applicable statutes and satisfied through the fiscal year of the Company ended December 31, 1985. Each of the Company and the Subsidiaries has filed all United States Federal and State income tax returns which, to the knowledge of the officers of the Company, are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary to the extent that such

                               Credit Agreement
                               ----------------
taxes have become due (except as to such taxes which are being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The California Franchise tax returns of the Company have been examined and reported on by the California Franchise Tax Board or closed by applicable statutes and satisfied for all fiscal years prior to, and including, the fiscal year ended December 31, 1985.

          7.10  Funded Debt.  As of the Amendment Effective Date, no default
                -----------
exists under the provisions of any instrument evidencing Funded Debt or of any agreement relating thereto.

          7.11  Properties.  The Company has, and each of the Material
                ----------
Subsidiaries has, good and marketable title to its respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1995 hereinabove described in Section 7.02(a) hereof (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.10 hereof.

                               Credit Agreement
                               ----------------

          7.12  Environmental Matters.
                ---------------------
          (a) Except as disclosed in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1995 or in the Disclosure Schedule, neither the Company nor any Subsidiary nor the Acquired Business (i) has received notice or otherwise obtained knowledge of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with: (1) any non-compliance with or violation of the requirements of any applicable Federal, state and local environmental health and safety statutes and regulations or (2) the release or threatened release of toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which would individually or in the aggregate have a Material Adverse Effect, (iii) has received notice or otherwise obtained knowledge of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or any Subsidiary, or the Acquired Business, is or may be liable, which remedial action would have a Material Adverse Effect or (iv) has received notice that the Company or any Subsidiary, or the Acquired Business, is or may be liable to any Person under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S) 9601 et seq.
                                                                -- ---
("CERCLA"), or any analogous state law, which liability would have a Material Adverse Effect.

          (b) Each of the Company, each Subsidiary and the Acquired Business is in compliance with the financial responsibility requirements of all Environmental Laws, including, without limitation, those contained in 40 C.F.R., Parts 264 and 265, Subpart H, and any similar state law requirements.

          7.13  True and Complete Disclosure.  All factual information (taken
                ----------------------------
as a whole) furnished on or before the Amendment Effective Date by or on behalf of the Company or the Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all factual information contained in the Information Memorandum) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) furnished after the Amendment Effective Date by or on behalf of the Company or the Subsidiaries in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete

                               Credit Agreement
                               ----------------
by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Company which has, or is reasonably likely to have, a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          7.14  Acquisition.  On and as of the Amendment Effective Date, all
                -----------
material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Acquisition, or otherwise required in connection with the Acquisition, will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except that consents of the Government are required with respect to the assignment to the Company of contracts between the Acquired Business and the Government, which consents the Company has no reason to believe will not be obtained in due course. All actions pursuant to or in furtherance of the Acquisition have been and will be taken in compliance with all applicable laws.

          7.15  Material Subsidiaries.  On and as of the Amendment Effective
                ---------------------
Date on a pro forma basis after giving effect to the consummation of the Acquisition, set forth in Schedule II hereto are all of the Material Subsidiaries of the Company.

          7.16  Intercompany Debt.  On and as of the Restatement Date, the
                -----------------
Indebtedness of the Subsidiaries owing to the Company does not exceed $80,000,000 in the aggregate.

          Section 8.  Covenants of the Company.  The Company agrees that, so
                      ------------------------
long as any of the Commitments or the Swingline Commitment are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

          8.01  Financial Statements.  The Company shall deliver to each of the
                --------------------
Banks and to the Administrative Agent:

          (a)  within 105 days after the end of each fiscal year of the Company,
     (i) a consolidated statement of financial position of the Company and the Subsidiaries as at the close of such fiscal year and consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for such year, certified by Deloitte & Touche LLP or by other independent public accountants selected by the Company and reasonably

                               Credit Agreement
                               ----------------
satisfactory to the Administrative Agent and (ii) the Consolidating Financial Statements for such year;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) an unaudited consolidated statement of financial position of the Company and the Subsidiaries as at the end of such quarter and unaudited consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by an authorized financial or accounting officer of the Company and (ii) the Consolidating Financial Statements for such fiscal quarter;

          (c)  [Intentionally Omitted];

          (d) promptly upon becoming available, copies of all financial statements, reports, notices, proxy statements and final prospectuses sent by the Company to shareholders or the SEC or any governmental agency successor to any or all of the functions of said Commission;

          (e) subject to Government restrictions, such other statement or statements of the position and affairs of the Company and of the Subsidiaries and the status of their contracts, open accounts and budgets or forecasts, and other financial information, as may be reasonably requested by the Administrative Agent;

          (f) with each of the audited financial statements required to be delivered under Section 8.01(a) hereof, a certificate by the independent public accountants certifying such statements to the effect that they are familiar with the provisions of this Agreement and that, in making the examination necessary for their opinion on such financial statements, nothing came to their attention that caused them to believe that the Company was not in compliance with this Agreement insofar as it relates to accounting matters or, if the contrary is the case, specifying the nature of such non-compliance;

          (g) with each of the financial statements required to be delivered under Section 8.01(a) or Section 8.01(b) hereof, a statement by an authorized financial or accounting officer of the Company to the effect that no Default has occurred and is continuing, or if any Default has occurred and is continuing, describing such Default and the action taken or proposed to be taken by the Company with respect thereto, and a detailed computation, in form and substance satisfactory to the Administrative Agent, of the financial

                               Credit Agreement
                               ----------------
     calculations required in Sections 8.06, 8.08, 8.10, 8.12(b), 8.13, 8.14 and
     8.15 hereof;

          (h) with each of the financial statements required to be delivered under Section 8.01(a) or 8.01(b) hereof, a certificate of an authorized financial or accounting officer of the Company, in form and substance satisfactory to the Administrative Agent, setting forth the Leverage Ratio as at the last day of the fiscal period of the Company as to which such financial statements relate;

          (i) (x) promptly after each of Moody's and S&P first either reaffirms or announces revised ratings for the Company Senior Long-Term Debt after the consummation of the Acquisition and (y) thereafter, promptly after (1) either Moody's or S&P first announces or publishes a revised rating for the Company Senior Long-Term Debt or (2) either Moody's or S&P ceases to rate the Company Senior Long-Term Debt, notice thereof;

          (j) promptly after any purchase price adjustments under Section 2.3 of the Asset Purchase Agreement, notice thereof setting forth a calculation thereof in reasonable detail; and

          (k) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as is reasonably practicable, a description of the action that the Company has taken or proposes to take with respect thereto in such detail as the Company reasonably believes to be appropriate.

          8.02  Existence, Payment of Taxes, ERISA, Etc. The Company shall, and
                ---------------------------------------
shall cause each of the Material Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 8.02 shall prohibit any transaction expressly permitted under
     Section 8.07 or 8.09 hereof);

          (b) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                               Credit Agreement
                               ----------------

          (c) promptly pay and discharge all taxes, assessments and governmental charges prior to the date on which material penalties attach thereto, but only to the extent that such taxes, assessments and charges shall not be contested in good faith and by appropriate proceedings by the Company or such Material Subsidiary; and

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted.

The Company shall furnish to the Administrative Agent the following:

          (i) As soon as possible and in any event within 30 days after the Company knows or has reason to know that any Termination Event (as defined in Section 7.08 hereof) has occurred, a statement of a senior financial or accounting officer of the Company describing such Termination Event and the action, if any, which the Company proposes to take with respect thereto;

         (ii) Promptly after receipt thereof by the Company, copies of each notice received from the PBGC of its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

        (iii) Promptly after request therefor, such other documents and information relating to any Plan as the Administrative Agent may reasonably request from time to time.

          8.03  Notice of Litigation.  The Company shall promptly give notice
                --------------------
in writing to the Administrative Agent (which shall promptly notify the Banks) of any litigation or proceeding against the Company or any Subsidiary if in the opinion of the General Counsel of the Company (or any individual acting in such capacity) such action or proceeding is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall give notice in writing to the Administrative Agent (which will promptly notify each Bank) of the assertion of any claim by any Person of violation of or non-compliance with any Environmental Laws against, or with respect to the activities of, the Company or any Subsidiary, and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations under Environmental Laws if in the opinion of the General Counsel of the Company (or any individual acting in such capacity) such claim or violation or non-compliance is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                               Credit Agreement
                               ----------------

          8.04  Insurance.  The Company shall maintain, and cause each
                ---------
Subsidiary to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and Property in the same general area in which the Company or such Subsidiary operates, including reasonable war, comprehensive and commercial risk insurance, when and if available, subject to such deductibles, retentions and self-insurance programs as the Company deems appropriate.

          8.05  Access to Books and Properties.  The Company shall:
                ------------------------------

          (a) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistentwillly applied; and

          (b) as may be reasonably requested, give any representatives of the Banks access, subject to Government restrictions, during normal business hours to, and permit them to examine, copy or make extracts from, any and all books, records and documents in the possession of the Company or any Subsidiary relating to its affairs and to inspect any Properties of the Company or any Subsidiary.

          8.06  Restricted Payments. The Company shall not declare, pay or
                -------------------
authorize any Restricted Payment if (a) any such Restricted Payment is not paid out of Consolidated Net Income Available for Restricted Payments, (b) at the time of, and immediately after, the making of any such Restricted Payment (or the declaration of any dividend except a stock dividend) a Default has occurred or (c) the making of any such Restricted Payment would cause the Leverage Ratio to exceed the percentage which the Company is required to maintain pursuant to
Section 8.13 hereof.

          8.07  Dispositions.  The Company shall not, and shall not permit any
                ------------
Subsidiary to, Dispose of Property having a book value which, together with the book value of all Property theretofore Disposed of since January 1, 1996, equals or exceeds 10% of the total book value of all Property of the Company and the Subsidiaries as at the last day of the Quarterly Period ending on or most recently ended prior to such Disposition, excluding from the operation of this clause: (a) Dispositions between the Company and any Subsidiary or between Subsidiaries in each case for full and adequate consideration, (b) Dispositions of Investments permitted by Section 8.11(e) hereof, (c) Dispositions of obsolete or worn-out Property, (d) Dispositions of Property determined by the Chief Financial Officer of the Company to be no longer useful in the business of

                               Credit Agreement
                               ----------------
the Company or any Subsidiary and (e) Dispositions of Property for not less than the fair market value thereof as determined by the Board of Directors of the Company.

          8.08  Guarantees.  The Company shall not, and shall not permit any
                ----------
Subsidiary to, Guarantee any obligation of any Person, or suffer to exist any Guarantee, except that:

          (a)  the Company may Guarantee any obligation of any Subsidiary;

          (b) any Subsidiary may Guarantee any obligation of the Company or any other Subsidiary; and

          (c) the Company or any Subsidiary may issue a Guarantee of any obligation of a Person other than the Company or any Subsidiary, or assume an obligation of any such Person;

provided that (i) the excess (if any) of (x) the aggregate amount of all
--------
obligations referred to in clause (c) above (to the extent said obligations do not otherwise constitute Funded Debt) over (y) 5% of Consolidated Shareholders' Equity shall be deemed Funded Debt for the purposes of this Agreement.

          8.09  Fundamental Changes and Acquisitions.  The Company will not,
                ------------------------------------
nor will it permit any of the Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

     The Company will not, nor will it permit any of the Subsidiaries to, acquire any business from or all or any significant part of the Property of, or all or any significant part of the capital stock of, or be a party to any acquisition of, any Person.

          Notwithstanding the foregoing:

          (a) any Subsidiary may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other Subsidiary; provided that if any such transaction shall
                                   --------
     be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) during any Investment Grade Rating Period, the Company or any Subsidiary may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation

                               Credit Agreement
                               ----------------
     and, in any other case, the surviving corporation is a Wholly-Owned Subsidiary and (ii) after giving effect thereto no Default would exist;

          (c)  the Company may consummate the Acquisition; and

          (d) the Company or any of the Subsidiaries may acquire the business of, or all or any significant part of the Property of, or all or any significant part of the capital stock of, or be a party to any acquisition of, any Person engaged in the same or a related line of business as the Company (whether directly or through the merger of a Wholly-Owned Subsidiary with that Person) subject to the following:

          (i) so long as the Series I Term Loan remains outstanding, the aggregate cash consideration paid for all such acquisitions since the Amendment Effective Date shall not exceed $500,000,000;

          (ii) at the time of such acquisition, and after giving effect thereto, no Default shall exist; and

          (iii) the Company would have been in compliance with Sections 8.14 and 8.15 hereof on a pro forma basis if such acquisition had
                                    --- -----
               occurred at the beginning of the most recently-ended period of four consecutive fiscal quarters of the Company, and the Company shall have delivered a certificate of a senior accounting or financial officer of the Company to the Administrative Agent prior to such acquisition demonstrating such compliance;

     provided that, during any period which is not an Investment Grade Rating
     --------
     Period, and notwithstanding the provisions of clause (i) above, the consideration for any such acquisition shall consist exclusively of Equity of the Company.

          8.10 Limitation on Liens. The Company shall not, and shall not permit
               -------------------
any Subsidiary to, create, assume or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired, except:

          (a) deposits or pledges to secure payments of workers' compensation, unemployment insurance, old age pensions or other social security, or in connection with or to secure the performance of bids, tenders, contracts (other than contracts for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or other pledges or deposits for purposes of like nature in the ordinary and normal operation of its business;

                               Credit Agreement
                               ----------------

          (b) Liens created in favor of the Government or any other contracting party or customer in connection with advance or progress payments;

          (c) mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue;

          (d) Liens for taxes which at the particular time are not due, or remain payable without penalty, or which are being contested in good faith and by proper proceedings;

          (e) Liens already existing on Property acquired after the Restatement Date, and securing obligations assumed, in connection with a transaction permitted by Section 8.09 hereof (and not created in anticipation thereof); and

          (f) purchase money Liens on fixed assets (including trust deeds or first mortgages) given substantially concurrently with (or within 90 days after) the acquisition of the fixed assets and Liens existing on such fixed assets at the time of acquisition thereof, conditional sales agreements or other title retention agreements with respect to fixed assets hereafter acquired, and extensions and renewals of any of the same; provided that (i)
                                                               --------
     the Indebtedness secured by any such Lien shall be reasonably related to the fair market value of the related asset acquired by the Company or a Subsidiary, as the case may be, and (ii) no such Lien shall extend to any Property other than that then being acquired;

provided that the aggregate amount of Indebtedness or obligations (whether or
--------
not assumed by the Company or a Subsidiary) secured by all Liens and agreements permitted by clauses (e) and (f) of this Section 8.10 shall not at any time exceed $250,000,000.

          8.11  Investments.  The Company shall not, and shall not permit any
                -----------
Subsidiary to, make any Investment except:

          (a)  Investments in any Person existing on the Amendment Effective
     Date;

          (b) Investments in prime quality short-term money market instruments and direct obligations of the United States and agencies thereof, having a remaining term to maturity of not more than five years;

          (c) Investments made in the ordinary and normal operation of its business as presently conducted;

                               Credit Agreement
                               ----------------

          (d) reasonable advances to its subcontractors and suppliers in anticipation of deliveries;

          (e) Investments in any Person or Persons, whether domestic or foreign, to the extent covered by Guarantees or insurance covering all political and credit risks issued by the Overseas Private Investment Corporation or another agency of the United States acceptable to the Administrative Agent or by an agency of a foreign government which is rated investment grade by Moody's or S&P; and

          (f) other Investments in any Person or Persons, whether domestic or foreign, in amounts which do not exceed in the aggregate at any time outstanding 5% of the consolidated total assets of the Company and the Subsidiaries as at the last day of the most recently completed Quarterly Period, so long as the aggregate amount of Investments in Person(s) that are not Wholly-Owned Subsidiaries does not as at such day exceed 2% of the consolidated total assets of the Company and the Subsidiaries.

          8.12  Indebtedness.  (a)  The Company will not, nor will it permit
                ------------
any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (i)  Indebtedness to the Banks hereunder;

         (ii)  Indebtedness outstanding on the Restatement Date and listed in
     Schedule IV hereto and refinancings and extensions of any thereof that do not increase the amount of such Indebtedness;

        (iii)  Subordinated Indebtedness;

         (iv) Indebtedness of (x) Subsidiaries to the Company to the extent the Company is permitted by Section 8.11 hereof to make Investments in Subsidiaries or (y) Subsidiaries to other Subsidiaries;

          (v)  Guarantees permitted by Section 8.08 hereof;

         (vi)  Indebtedness under Working Capital Credit Lines;

        (vii) Indebtedness in respect of letters of credit, banker's acceptances and similar instruments issued or accepted for account of the Company or any Subsidiary in the ordinary course of its business;

       (viii)  Indebtedness issued pursuant to the Senior Indenture;

                               Credit Agreement
                               ----------------

         (ix) Indebtedness under Interest Rate Protection Agreements permitted or required by Section 8.18 hereof; and

          (x) additional Indebtedness of the Company and the Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under clauses (e) and (f) of
     Section 8.10 hereof) up to but not exceeding $250,000,000 in the aggregate at any one time outstanding.

          (b) The Company will not permit the Indebtedness of all of the Subsidiaries (other than Indebtedness owing to the Company or another Subsidiary) to exceed $100,000,000 in the aggregate at any one time outstanding.

          8.13  Leverage Ratio.  The Company shall not permit the Leverage
                --------------
Ratio to exceed the following respective percentages at any time during the following respective periods:


TABLE USED HERE AND IN NEXT TWO
 PARAGRAPHS.
               Period                                  Percentage
               ------                                  ----------
     Amendment Effective Date to
         December 30, 1996                                76.0%

        December 31, 1996 to
         December 30, 1997                                74.0%

        December 31, 1997 to
         December 30, 1998                                70.0%

        December 31, 1998 to
         December 30, 1999                                67.5%

        December 31, 1999 to
         December 30, 2000                                62.5%

        December 31, 2000 and
         thereafter                                       60.0%

          8.14  Funded Debt to Cash Flow Ratio.  The Company will not permit the
                ------------------------------
 Funded Ratio Debt to Cash Flow Ratio to exceed the following respective ratios at any time during the following respective periods:

             Period                                             Ratio
             ------                                             -----
     Amendment Effective Date to                               5.00 to 1
         December 30, 1997

       December 31, 1997 to

                               Credit Agreement
                               ----------------

      December 30, 1998                                     4.75 to 1

     December 31, 1998 to
      December 30, 1999                                     4.50 to 1

     December 31, 1999 to
      December 30, 2000                                     4.25 to 1

     December 31, 2000 to
      December 30, 2001                                     3.75 to 1

     December 31, 2001 and
          thereafter                                        3.25 to 1



          8.15  Fixed Charge Coverage Ratio. The Company will not permit the
                ---------------------------
Fixed Ratio Charge Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

                     Period                                   Ratio
                     ------                                   -----
     Amendment Effective Date to
           March 31, 1998                                   1.70 to 1

         From April 1, 1998 to
           March 31, 1999                                   2.00 to 1

         From April 1, 1999 to
           March 31, 2001                                   2.25 to 1

         From April 1, 2001 and
               thereafter                                   2.50 to 1

          8.16  Use of Proceeds.  The Company shall use the proceeds of the
                ---------------
Loans hereunder to finance the Acquisition, to refinance Indebtedness of the Company under the Existing Credit Agreement, to make Capital Expenditures, to finance acquisitions permitted by Section 8.09 hereof and for working capital and in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X, the Securities Act and the Exchange Act; provided that the proceeds of any Swingline Loan may not be used
              --------
to repay any other Swingline Loan.

          8.17  Margin Stock.  The Company shall not permit more than 25% of the
                ------------
value (as determined by any reasonable method) of the Property of the Company and the Subsidiaries subject to the restrictions of Section 8.07, 8.09 or 8.10 hereof (or any similar restriction) to be represented by margin stock (within the meaning of Regulation U or X).

          8.18  Interest Rate Protection Agreements.
                -----------------------------------

                               Credit Agreement
                               ----------------

          (a) The Company will not permit any of its Subsidiaries to enter into or become obligated in respect of any Interest Rate Protection Agreement.

          (b) Not later than 120 days after the Amendment Effective Date, the Company shall cause, and thereafter maintain, through a combination of Interest Rate Protection Agreements and fixed rate Funded Debt, the effective fixed rate component of its Funded Debt to be approximately equal to or greater than 50%.

          8.19  Issuance of Subordinated Debt or Equity. On or before the Series
                ---------------------------------------
I Term Loan Final Maturity Date, the Company shall issue for not less than $500,000,000 in cash either (a) Subordinated Indebtedness, (b) Equity or (c) a combination of Subordinated Indebtedness and Equity, the net available proceeds of which shall be applied as provided in Section 2.10(f)(i) hereof.

          8.20  Modifications of Certain Documents. The Company will not consent
                ----------------------------------
to any modification, supplement or waiver of any of the provisions of a Permitted Receivables Sale Agreement, the Senior Indenture or any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness, in each case without the prior consent of the Managing Banks.

          8.21  Subsidiary Equity Issuance. The Company shall not permit any
                --------------------------
Subsidiary to issue Equity to any Person other than the Company or a Wholly-Owned Subsidiary except (a) directors' qualifying shares and (b) in connection
                 ------
with the establishment or capitalization of a bona fide joint venture with the
                                              ---- ----
Person or Persons to whom such Equity is issued.

          8.22  Ratings by Moody's and S&P. The Company will at all times use
                --------------------------
its best efforts to cause Moody's and S&P to rate the Company Senior Long-Term Debt.

          Section 9.  Events of Default.  If one or more of the following
                      -----------------
events (herein called "Events of Default") shall occur and be continuing:
                       -----------------

          (a) The Company shall default in the payment of any principal of any Loan when due; or the Company shall default in the payment of any interest on any Loan or any other amount payable by it hereunder to any Bank or the Administrative Agent when due which nonpayment shall have continued for a period of two Business Days or more; or

          (b) (i) Default by the Company or any Subsidiary in the payment of any Indebtedness of the Company or any

                               Credit Agreement
                               ----------------

     Subsidiary, (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity or
     (iii) any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments to become due; except, in each case that may otherwise be covered by clauses (i) or (ii) of this paragraph (b), for a default on Indebtedness or payments not exceeding $50,000,000 in an aggregate amount; or

          (c) Any representation, warranty or certification made or deemed made in any of the Credit Documents by the Company or in the Asset Purchase Agreement by any of the parties thereto, or any certificate furnished to any Bank or the Administrative Agent or the Swingline Bank pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under Section 8.01(k) or Sections 8.06 through 8.19 (inclusive) hereof; or the Company shall default in the performance of any of its other obligations in this Agreement, under the Asset Purchase Agreement or under the Permitted Receivables Sale Agreements and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

          (e) The Company or any Subsidiary having total assets of $50,000,000 or more shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any Subsidiary having total assets of $50,000,000 or more shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy,

                               Credit Agreement
                               ----------------
     insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any Subsidiary having total assets of $50,000,000 or more, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) If (i) a final judgment which, with other outstanding final judgments against the Company and all Subsidiaries, exceeds an aggregate of $100,000,000 shall be rendered against the Company or any Subsidiary and
     (ii) within 60 days after entry thereof, such judgment shall not have been discharged, vacated or reversed or execution thereof stayed pending appeal or within 60 days after the expiration of any such stay, such judgment shall not have been discharged, vacated or reversed; or

          (i)  An event or condition (i) which might constitute grounds under
     Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan or Multiemployer Plan and which involves a liability of the Company to PBGC in excess of $25,000,000 or (ii) leading to the receipt by the Company from the PBGC of a notice of its intention to terminate any Plan or Multiemployer Plan or to have a trustee appointed to administer any such Plan or Multiemployer Plan shall occur or exist and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority

                               Credit Agreement
                               ----------------

     Banks, material in relation to the consolidated financial position of the Company and the Subsidiaries; or

          (j) Any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act, it being agreed that an employee of the Company or any Subsidiary for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a group of persons within the meaning of said Section 13 or 14 solely because such employee's shares are held by a trustee under said plan) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act, as amended) of more than 50% of the outstanding shares of stock of the Company having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors of the Company (irrespective of whether or not at the time stock of any other class or classes of stock of the Company shall have or might have voting power by reason of the happening of any contingency); or

          (k) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or

          (l) The combined statement of financial position of the Acquired Business as at December 31, 1995 and the respective related combined statements of earnings, cash flows and changes in invested equity of the Acquired Business for the period ended on such date, with the opinion thereon of Price Waterhouse LLP, furnished to the Banks before the Restatement Date, shall prove to have failed to present fairly, in any material respect, the financial position of the Acquired Business as at such date or the combined results of its operations for the period covered thereby;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, (x) the Administrative Agent, upon request of the Majority Banks or, with respect to the Swingline Commitment, of the Swingline Bank,

                               Credit Agreement
                               ----------------
shall, by notice to the Company, cancel the Commitments and/or the Swingline Commitment (and upon any such cancellation of the Swingline Commitment, the Administrative Agent shall give notice thereof to the Banks) and (y) the Administrative Agent, upon request of one or more Banks holding more than 50% of the aggregate outstanding principal amount of Loans or, with respect to the Swingline Loans, upon request of the Swingline Bank, shall, by notice to the Company, declare the principal amount then outstanding of and the accrued interest on such Loans and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9, the Commitments and the Swingline Commitment shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Without limiting Section 11.04 hereof, the Majority Banks may, on behalf of all the Banks, waive, for the period and on the conditions (if any) specified in such waiver, any Event of Default arising from the failure by the Company to perform any of its obligations under Section 8 hereof and any consequences thereof (including any termination of the Commitments and/or any declaration that the principal of and interest on the Loans and all other amounts payable by the Company hereunder and under the Notes shall be forthwith due and payable). In the case of any such waiver, the Company, the Banks and the Administrative Agent, for said period and on said conditions, shall be restored to their respective former positions and rights hereunder and under the Notes, and any Event of Default so waived shall, for said period and on said conditions, be deemed not to be continuing for the purposes of this Agreement; provided that no such waiver shall extend to any subsequent or other Event of
--------
Default or impair any other right of any Bank or the Administrative Agent hereunder or under the Notes.

                               Credit Agreement
                               ----------------

          Section 10.  Agency Provisions.
                       -----------------

          10.01  Appointment, Powers and Immunities.  Each Bank and the
                 ----------------------------------
Swingline Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for any Bank or the Swingline Bank;
(b) shall not be responsible to the Banks or the Swingline Bank for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until (except in the case of an assignment pursuant to Section 11.06(f) hereof) a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the written consent of the Company to such assignment or transfer.

          10.02  Reliance.  The Administrative Agent shall be entitled to rely
                 --------
upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it; and as to any matters not expressly provided for by this Agreement, it shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions and any action taken or

                               Credit Agreement
                               ----------------
failure to act pursuant thereto shall be binding on all of the Banks.

          10.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge of the occurrence of a Default unless it has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, it shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Sections 10.01, 10.07 and
11.04 hereof) take such action under the Credit Documents with respect to such Default as shall be directed by the Majority Banks, provided that, unless and
                                                    --------
until it shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

          10.04  Rights as a Bank and as the Swingline Bank. With respect to its
                 ------------------------------------------
Commitment, its Swingline Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank or the Swingline Bank hereunder shall have the same rights and powers hereunder as any other Bank or the Swingline Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" or "Swingline Bank" shall, unless the context otherwise indicates, include each of the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05  Indemnification.  The Banks agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Commitments (or, if the Commitments shall have terminated, ratably in accordance with the outstanding principal amounts of the Loans held by the respective Banks), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any other Credit Document, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without

                               Credit Agreement
                               ----------------
limitation, the costs and expenses which the Company is obligated to pay under
Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any other Credit Document or of any such other documents, provided that no
                                                             --------
Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance.  Each Bank agrees that it has, independently and
                 ------------
without reliance on either the Administrative Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents) or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into its possession or the possession of any of its affiliates.

          10.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Administrative Agent. Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or

                               Credit Agreement
                               ----------------
removal, the Majority Banks shall, after consultation with the Company, have the right to appoint a successor. If no successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, after consultation with the Company, appoint a successor, which shall be a bank with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting hereunder.

          10.09  Agents, Etc.  The Documentation Agent and the Syndication Agent
                 -----------
identified on the cover page of this Agreement shall have no duties or responsibilities hereunder other than as Banks hereunder or, in the case of Chase, as Swingline Bank and as Administrative Agent. Each Managing Bank acts hereunder in its individual capacity and not as agent for the Banks and shall have no duties or responsibilities hereunder to any other Bank (except, in the case of Chase, when it is acting in its capacity as Administrative Agent).

          Section 11.  Miscellaneous.
                       -------------

          11.01  Waiver.  No failure on the part of the Administrative Agent,
                 ------
any Bank or the Swingline Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices and other communications provided for
                 -------
herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or in writing (or, with respect to notices given pursuant to Sections 2.02, 2.03 and 4.07 hereof, by telephone, confirmed in writing by telecopy by the close of business on the day the notice is given); and

                               Credit Agreement
                               ----------------
telecopied, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Officers of the Company authorized to give such telephone notices shall be designated by the Company in writing to the Administrative Agent and notices given by anyone purporting to be any one of the designated officers may be honored by the Administrative Agent. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Expenses, Etc.  The Company agrees to pay or reimburse each of
                 -------------
the Banks, the Swingline Bank and the Administrative Agent for paying: (a) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks and the Swingline Bank, in connection with (i) the preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Credit Documents; (b) all reasonable costs and expenses of the Administrative Agent (including, without limitation, telephone, telex and courier expenses and printing and publishing costs) in connection with the negotiation, syndication and execution of this Agreement and the other Credit Documents; (c) all reasonable costs and expenses of the Banks, the Swingline Bank and the Administrative Agent (including reasonable counsels' fees and allocated expenses of in-house lawyers) in connection with the enforcement of this Agreement or any of the other Credit Documents; and (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the other Credit Documents or any other document referred to herein or therein.

          The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of

                               Credit Agreement
                               ----------------
the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          11.04  Amendments, Etc.  Any provision of this Agreement may be
                 ---------------
amended, waived or otherwise modified only by an instrument signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and, if the rights or obligations hereunder of the Swingline Bank are affected thereby, the Swingline Bank, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks and, if the rights or obligations hereunder of the Swingline Bank are affected thereby, the Swingline Bank; provided that (a) no amendment, waiver or other modification
                --------
shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments or the Swingline Commitment,
(ii) extend the date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any Fee is payable hereunder, (iv) alter the terms of clause (f) or (g) of Section 9 hereof, the paragraph of Section 9 hereof beginning with the word "THEREUPON" or this Section 11.04, (v) amend the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, (vi) waive any of the conditions precedent set forth in Section 6 hereof, (vii) alter any provision of this Agreement insofar as such provision requires the consent or approval of all of the Banks or (viii) alter any provision of this Agreement that would have the effect set forth in any of the foregoing clauses (i) through (vii), (b) any amendment of Section 10 hereof, or any provision which increases the obligations of the Administrative Agent hereunder, shall require the consent of the Administrative Agent and (c) any modification of any of the rights or obligations of the Swingline Bank shall require the consent of the Swingline Bank.

          11.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                               Credit Agreement
                               ----------------

          11.06  Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent and the Swingline Bank.

          (b) A Bank may assign any of its Loans, its Notes, its Commitments or its interest acquired under Section 2.02(b) hereof in Swingline Loans to any other Person only with the prior consent of the Company and the Administrative Agent and, in the case of its Revolving Credit Commitment or its interest in any Swingline Loans, the Swingline Bank (which consent, in each case, may not be unreasonably withheld or delayed; it being agreed that the Company, in determining whether to give such consent, may reasonably consider, without limitation of other factors that the Company may reasonably consider, the financial capability, financial rating and location of a proposed assignee and any prior business relationships between the Company and a proposed assignee, provided that any such determination shall be made by the Company in good faith
--------
and after consideration of all relevant factors); provided that (x) any Bank may
                                                  --------
assign to another Bank all or any portion of its Commitments or Loans and (y) unless the Company and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Bank) shall be in an aggregate principal amount equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof. For purposes of making the determination described in the first sentence of this Section 11.06(b) of whether to give its consent to an assignment by any Bank, the Company (i) recognizes that the initial aggregate amount of the Commitments of such Bank may exceed significantly the final amount that such Bank intends to hold on a long term basis and (ii) agrees to consider the targeted final hold amount of such Bank as disclosed to the Company by such Bank. Upon written notice to the Company and the Administrative Agent and (if necessary) the Swingline Bank of an assignment permitted by the provisos of the preceding sentence (which notice shall identify the assignee Bank, the amount of the assignor Bank's Commitments and Loans assigned in detail reasonably satisfactory to the Administrative Agent) and upon the effectiveness of any assignment consented to by the Company and the Administrative Agent and (if necessary) the Swingline Bank, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent and the Swingline Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitments and Loans and interests in Swingline Loans (or portions thereof) assigned to it (in addition to the Commitments and Loans, if any, theretofore held by such assignee). Upon the effectiveness of any assignment of any of its Commitments or Loans, the assignor Bank or the assignee (as agreed between them)

                               Credit Agreement
                               ----------------
shall pay to the Administrative Agent a transfer fee in an amount equal to $3,000; provided that the assignee Bank shall pay any transfer fee payable in
        --------
connection with any assignment effected pursuant to Section 2.04(e) hereof.

          (c) The Swingline Bank may not (except as provided in Section 2.02(b) hereof) assign or sell participations in all or any part of its Swingline Loans, its Swingline Note or its Swingline Commitment; provided that the Swingline Bank may assign to another Bank all of its obligations, rights and benefits in respect of its Swingline Loans, its Swingline Note and its Swingline Commitment. Upon the effectiveness of any such assignment, the assignee shall have the obligations, rights and benefits of the Swingline Bank hereunder holding the Swingline Commitment and Swingline Loans assigned to it, and the assigning Swingline Bank shall be released from its Swingline Commitment so assigned.

          (d) A Bank may sell to one or more other Persons a participation in all or any part of any Loan held or to be made by it or in any of its Commitments, in which event each such participant shall not have any rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the
      -----------------------
participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations in such Loan and in such Commitment and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan and such Commitment in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note(s) except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or the extension of the term, or the extension of the time or waive any requirement for the reduction or termination, of such Bank's Commitment,
(ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (iii) the reduction of any payment of principal thereof, (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) commitment fee or facility fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or commitment fee or facility fee (as the case may be) in respect of such participation or (v) take any other action that, under this Agreement, requires the consent or approval of all of the Banks.

                               Credit Agreement
                               ----------------

          (e) A Bank may furnish any information concerning the Company or any Subsidiary in the possession of such Bank from time to time to any of its affiliates or its assignees and participants (including prospective assignees and participants), subject to the provisions of Section 11.11 hereof.

          (f) Any Bank may at any time assign and pledge to any Federal Reserve Bank (or to an affiliate of such Bank for the purpose of permitting such affiliate to assign and pledge to any Federal Reserve Bank), as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank all or any portion of its Loans and its Notes. No such assignment shall release the assigning Bank from its obligations hereunder.

          11.07  Survival.  The obligations of the Company under Sections 5.01,
                 --------
5.05 and 11.03 hereof shall survive the repayment of the Loans and the termination of the Commitments.

          11.08  Captions.  Captions and section headings appearing herein are
                 --------
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10  Governing Law; Submission to Jurisdiction; Waiver of Jury
                 ---------------------------------------------------------
Trial. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN
-----
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.11  Confidentiality.  Each Bank and the Administrative Agent agrees
                 ---------------
(on behalf of itself and each of its

                               Credit Agreement
                               ----------------
affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being proprietary, private and/or confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit
                                       --------
the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or the Administrative Agent, (c) to bank examiners, auditors or accountants, (d) to the Administrative Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party or (f) to any assignee or participant (or prospective assignee or participant) SO LONG AS SUCH ASSIGNEE OR PARTICIPANT (OR PROSPECTIVE ASSIGNEE OR PARTICIPANT) FIRST EXECUTES AND DELIVERS TO THE RESPECTIVE BANK A CONFIDENTIALITY AGREEMENT IN SUBSTANTIALLY THE FORM OF EXHIBIT D HERETO (WHEREUPON SUCH BANK SHALL PROMPTLY DELIVER A COPY OF SUCH CONFIDENTIALITY AGREEMENT TO THE COMPANY); provided,
                                                                  --------
further, that (i) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process and (ii) in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company; and, provided, finally, that
                                                       --------
no Bank shall, without the Company's prior consent, provide any information relating to projections of the Company's financial performance to any participant or any prospective assignee or participant (other than any bank or other financial institution identified to the Company as a participant under the Existing Credit Agreement in a notice given to the Company prior to the Restatement Date), and, in lieu thereof, the Company shall, promptly following the request of any Bank and at the Company's expense, provide to a participant (or prospective assignee or participant) of such Bank any information relating to projections of the Company's financial performance that has been made available to such Bank. Each Bank agrees that money damages would not be a sufficient remedy for any breach of such Bank's obligations under this Section
11.11 and that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief against such Bank as a remedy for such breach.

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        NORTHROP GRUMMAN CORPORATION


                                        By /s/ James L. Sanford
                                           --------------------------
                                          Name:   James L. Sanford
                                          Title:  Assistant Treasurer

                                        Address for Notices:

                                        Northrop Grumman Corporation
                                        1840 Century Park East
                                        Los Angeles, California  90067

                                        Attention:  Albert Myers
                                                    Corporate Vice President and
                                                      Treasurer

                                        Telecopier No.:  310-553-2076

                                        Telephone No.:  310-201-3070

                               Credit Agreement
                               ----------------

SWINGLINE COMMITMENT                    THE BANKS
--------------------                    ---------

$100,000,000                            THE CHASE MANHATTAN BANK

                                          (NATIONAL ASSOCIATION)


                                        By /s/ Richard C. Smith
                                           ---------------------
                                          Title:  Vice President

                                        Lending Office for all Loans:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081

                                        Attention:  Richard C. Smith

                                        Telecopier No.:  212-552-1457

                                        Telephone No.:   212-552-0667

                               Credit Agreement
                               ----------------

                                        CHEMICAL BANK


                                        By /s/ James B. Treger
                                           ---------------------
                                          Title:  Vice President

                                        Lending Office for all Loans:

                                        Chemical Bank
                                        270 Park Avenue
                                        New York, New York  10017

                                        Address for Notices:

                                        Chemical Bank
                                        270 Park Avenue
                                        New York, New York  10017

                                        Attention:  James Treger

                                        Telecopier No.:  212-270-7138

                                        Telephone No.:   212-270-2567

                               Credit Agreement
                               ----------------

                                        BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                        By /s/ Lori Y. Kannegieter
                                           -----------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Bank of America National Trust
                                          and Savings Association
                                        Global Payment Operations #5693
                                        1850 Gateway Blvd. 4th Floor
                                        Concord, California  94520

                                        Address for Notices:

                                        Bank of America National Trust
                                          and Savings Association
                                        Credit Products LA II #5618
                                        11th Floor
                                        555 South Flower Street
                                        Los Angeles, California  90071

                                        Attention:  Lori Y. Kannegieter

                                        Telecopier No.:  213-228-2756

                                        Telephone No.:   213-228-6379

                               Credit Agreement
                               ----------------

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK


                                        By /s/ Robert M. Osieski
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for Base
                                          Rate Loans:

                                        Morgan Guaranty Trust Company
                                          of New York
                                        60 Wall Street Branch
                                        c/o J.P Morgan Securities Inc.
                                        Loan Operations - 3rd Floor
                                        500 Stanton-Christiana Road
                                        Newark, Delaware  19713

                                           Lending Office for
                                          Eurodollar Loans:

                                        Morgan Guaranty Trust Company
                                          of New York
                                        Nassau, Bahamas Office
                                        c/o J.P Morgan Securities Inc.
                                        Euro-Loan Servicing Unit
                                        500 Stanton-Christiana Road
                                        Newark, Delaware  19713

                                        Address for Notices:

                                        Morgan Guaranty Trust Company
                                          of New York
                                        60 Wall Street
                                        New York, New York  10260

                                        Attention:  Robert M. Osieski
                                                    Diana H. Imhof

                                        Telecopier No.:  212-648-5014

                                        Telephone No.:   212-648-7173
                                                         212-648-6948

                               Credit Agreement
                               ----------------

                                        BANK OF MONTREAL


                                        By /s/ Claudia C. Heldring
                                           -----------------------
                                          Title:  Director

                                           Lending Office for all Loans:

                                        Bank of Montreal
                                        115 S. LaSalle Street
                                        Chicago, Illinois  60606

                                        Address for Notices:

                                        Bank of Montreal
                                        115 S. LaSalle Street
                                        Chicago, Illinois  60606

                                        Attention:  Claudia Heldring

                                        Telecopier No.:  312-750-3798

                                        Telephone No.:   312-750-3854

                               Credit Agreement
                               ----------------

                                        THE BANK OF NEW YORK


                                        By /s/ Lisa Y. Brown
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        The Bank of New York
                                        10990 Wilshire Boulevard
                                        Suite 1125
                                        Los Angeles, CA  90024

                                        Address for Notices:

                                        The Bank of New York
                                        One Wall Street
                                        22nd Floor
                                        New York, NY  10286

                                        Attention:  Ms. Dawn Hertling

                                        Telecopier No.:  212-635-6877

                                        Telephone No.:   212-635-6742

                               Credit Agreement
                               ----------------

                                        THE BANK OF NOVA SCOTIA


                                        By /s/ Maarten Van Otterloo
                                           --------------------------
                                          Title:  Senior Relationship
                                                  Manager

                                           Lending Office for all Loans:

                                        The Bank of Nova Scotia
                                        101 California Street
                                        48th Floor
                                        San Francisco, California  94111

                                        Address for Notices:

                                        The Bank of Nova Scotia
                                        Suite 2700
                                        600 Peachtree N.E.
                                        Atlanta, Georgia  30308

                                        Attention:  George Wong

                                        Telecopier No.:  404-888-8998

                                        Telephone No.:   404-877-1553

                                        with a copy to:

                                        The Bank of Nova Scotia
                                        101 California Street
                                        48th Floor
                                        San Francisco, California  94111

                               Credit Agreement
                               ----------------

                                        BANKERS TRUST COMPANY


                                        By /s/ Dana Klein
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Bankers Trust Company
                                        130 Liberty Street
                                        New York, NY  10006

                                        Address for Notices:

                                        Bankers Trust Company
                                        130 Liberty Street
                                        New York, NY  10006

                                        Attention:  Gina Thompson

                                        Telecopier No.:  212-250-7218

                                        Telephone No.:   212-250-7356

                               Credit Agreement
                               ----------------

                                        CANADIAN IMPERIAL BANK OF
                                           COMMERCE


                                        By /s/ Robert J. Wagner
                                           ------------------------
                                          Title:  Managing Director

                                           Lending Office for all Loans:

                                        Canadian Imperial Bank of
                                           Commerce
                                        350 S. Grand Avenue #2600
                                        Los Angeles, CA  90071

                                        Address for Notices:

                                        Canadian Imperial Bank of
                                           Commerce
                                        Two Paces West
                                        2727 Paces Ferry Road
                                        Atlanta, GA  30339

                                        Attention:  Kathryn S. McGovern

                                        Telecopier No.:  770-319-4950

                                        Telephone No.:   770-319-4817

                               Credit Agreement
                               ----------------

                                        CITICORP USA, INC.


                                        By /s/ Carolyn R. Bodmer
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Citicorp USA, Inc.
                                        399 Park Avenue
                                        New York, NY  10043

                                        Address for Notices:

                                        Citicorp USA, Inc.
                                        One Court Square
                                        7th Floor
                                        Long Island City, NY  11120

                                        Attention:  Jim Stave

                                        Telecopier No.:  718-248-4844

                                        Telephone No.:   718-248-5698

                               Credit Agreement
                               ----------------

                                        CREDIT LYONNAIS CAYMAN
                                          ISLAND BRANCH


                                        By /s/ Thierry Vincent
                                           ---------------------------
                                          Title:  Authorized Signatory

                                           Lending Office for all Loans:

                                        Credit Lyonnais Cayman
                                          Island Branch
                                        c/o Credit Lyonnais
                                          Los Angeles Branch
                                        515 South Flower Street
                                        22nd Floor
                                        Los Angeles, California  90071

                                        Address for Notices:

                                        Credit Lyonnais Cayman
                                          Island Branch
                                        c/o Credit Lyonnais
                                          Los Angeles Branch
                                        515 South Flower Street
                                        22nd Floor
                                        Los Angeles, California  90071

                                        Attention:  Pierre Bury

                                        Telecopier No.:  213-623-3437

                                        Telephone No.:   213-362-5953

                               Credit Agreement
                               ----------------

                                        CREDIT SUISSE


                                        By /s/ Marilou Palenzuela
                                           -----------------------
                                          Title:  Member of Senior

     Management


                                        By /s/ Lori Jenner
                                           ----------------------
                                          Title:  Associate

                                           Lending Office for all Loans:

                                        Credit Suisse
                                        633 West Fifth Street
                                        64th Floor
                                        Los Angeles, California  90071

                                        Address for Notices:

                                        Credit Suisse
                                        633 West Fifth Street
                                        64th Floor
                                        Los Angeles, California  90071

                                        Attention:  Rita Asa

                                        Telecopier No.:  213-955-8245

                                        Telephone No.:   213-955-8284

                               Credit Agreement
                               ----------------

                                        DRESDNER BANK AG


                                        By /s/ Jon M. Bland
                                           ----------------------------
                                          Title:  Senior Vice President


                                        By /s/ Sidney S. Jordan
                                           ---------------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Dresdner Bank AG
                                        725 South Figueroa Street
                                        Suite 3950
                                        Los Angeles, California 90017

                                        Address for Notices:

                                        Dresdner Bank AG
                                        Credit Services
                                        75 Wall Street
                                        New York, New York  10005-2889

                                        Attention:  Robert Reddington

                                        Telecopier No.:  212-429-2130

                                        Telephone No.:   212-429-2269

                               Credit Agreement
                               ----------------

                                        THE FIRST NATIONAL BANK OF
                                          CHICAGO


                                        By /s/ L. Gene Beube
                                           ----------------------------
                                          Title:  Senior Vice President

                                           Lending Office for all Loans:

                                        The First National Bank of
                                           Chicago
                                        777 South Figueroa Street
                                        4th Floor
                                        Los Angeles, CA  90017-5800

                                        Address for Notices:

                                        The First National Bank of
                                           Chicago
                                        One First National Plaza
                                        10th Floor
                                        Chicago, IL  60670

                                        Attention:  James Graham

                                        Telecopier No.:  312-732-4840

                                        Telephone No.:   312-732-7112

                               Credit Agreement
                               ----------------

                                        FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA


                                        By /s/ Henry R. Biedrzycki
                                           -----------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        First Union National Bank
                                          of North Carolina
                                        301 S. College Street
                                        TW-18
                                        Charlotte, NC  28288-0737

                                        Address for Notices:

                                        First Union National Bank
                                          of North Carolina
                                        301 S. College Street
                                        TW-18
                                        Charlotte, NC  28288-0737

                                        Attention:  Hank Biedrzycki

                                        Telecopier No.:  704-374-3300

                                        Telephone No.:   704-375-4914

                               Credit Agreement
                               ----------------

                                        THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LTD., LOS ANGELES AGENCY


                                        By /s/ Motokazu Uematsu
                                           -----------------------------
                                          Title:  Deputy General Manager

                                           Lending Office for all Loans:

                                        The Long-Term Credit Bank of
                                          Japan, Ltd., Los Angeles Agency
                                        444 South Flower Street
                                        Suite 3700
                                        Los Angeles, California  90071-
                                        2938

                                        Address for Notices:

                                        The Long-Term Credit Bank of
                                        Japan, Ltd., Los Angeles Agency
                                        444 South Flower Street
                                        Suite 3700
                                        Los Angeles, California  90071-
                                        2938

                                        Attention:  Cindy Ly
                                                    Wing Y. Wong

                                        Telecopier No.:  213-689-6247
                                                         213-689-6246

                                        Telephone No.:   213-626-1067

                               Credit Agreement
                               ----------------

                                        MELLON BANK, N.A.


                                        By /s/ Lawrence C. Ivey
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Mellon Bank, N.A.
                                        Three Mellon Bank Center
                                        Room #2304
                                        Pittsburgh, PA  15259

                                        Address for Notices:

                                        Mellon Bank, N.A.
                                        Three Mellon Bank Center
                                        Room #2304
                                        Pittsburgh, PA  15259

                                        Attention:  Damon Carr

                                        Telecopier No.:  412-234-5049

                                        Telephone No.:   412-234-1872

                               Credit Agreement
                               ----------------

                                        THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION


                                        By /s/ Hachiro Hosoda
                                           ----------------------------
                                          Title:  Senior Vice President

                                           Lending Office for all Loans:

                                        The Mitsubishi Trust and Banking
                                          Corporation
                                        520 Madison Avenue
                                        26th Floor
                                        New York, New York  10022

                                        Address for Notices:

                                        The Mitsubishi Trust and Banking
                                          Corporation
                                        520 Madison Avenue
                                        26th Floor
                                        New York, New York  10022

                                        Attention:  Susan LeFevre

                                        Telecopier No.:  212-644-6825 or
                                                         212-593-4691

                                        Telephone No.:   212-891-8243

                               Credit Agreement
                               ----------------

                                        NATIONSBANK OF TEXAS, N.A.


                                        By /s/ Tom F. Scharfenberg
                                           -----------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        NationsBank of Texas, N.A.
                                        901 Main Street
                                        TX1-492-14-06
                                        Dallas, Texas  75202

                                        Address for Notices:

                                        NationsBank of Texas, N.A.
                                        444 South Flower Street
                                        Suite 4100
                                        Los Angeles, California  90071

                                        Attention:   Tom F. Scharfenberg

                                        Telecopier No.:  213-624-5815

                                        Telephone No.:   213-236-4923

                               Credit Agreement
                               ----------------

                                        NATIONAL WESTMINSTER BANK PLC NEW
                                        YORK AND/OR NASSAU BRANCHES


                                        By /s/ Phillip Krall
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        National Westminster Bank Plc
                                        New York and/or Nassau Branches
                                        175 Water Street
                                        26th Floor
                                        New York, NY  10038

                                        Address for Notices:

                                        National Westminster Bank Plc
                                        New York and/or Nassau Branches
                                        175 Water Street
                                        19th Floor
                                        New York, NY  10038

                                        Attention:  Gary Tenner

                                        Telecopier No.: 212-602-4118

                                        Telephone No.:  212-602-4180/4149

                               Credit Agreement
                               ----------------

                                        ROYAL BANK OF CANADA


                                        By /s/ Michael Korine
                                           ---------------------
                                          Title:  Senior Manager

                                           Lending Office for all Loans:

                                        Royal Bank of Canada
                                        Financial Square
                                        New York, New York  10005-3531

                                        Address for Notices:

                                        Royal Bank of Canada
                                        Financial Square
                                        New York, New York  10005-3531

                                        Attention:  Michael Korine

                                        Telecopier No.:  212-428-2372

                                        Telephone No.:   212-428-6258

                               Credit Agreement
                               ----------------

                                        SOCIETE GENERALE


                                        By /s/ J. Staley Stewart
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        SOCIETE GENERALE
                                        2029 Century Park East
                                        Suite 2900
                                        Los Angeles, CA  90067

                                        Address for Notices:

                                        SOCIETE GENERALE
                                        2029 Century Park East
                                        Suite 2900
                                        Los Angeles, CA  90067

                                        Attention:  Tulinh Wu

                                        Telecopier No.:  310-203-0539

                                        Telephone No.:   310-788-7117

                               Credit Agreement
                               ----------------

                                        THE SUMITOMO BANK, LIMITED


                                        By /s/ Hiroshi Amano
                                           ----------------------
                                          Title:  General Manager

                                           Lending Office for all Loans:

                                        The Sumitomo Bank, Limited
                                        777 S. Figueroa Street #2600
                                        Los Angeles, California  90017

                                        Address for Notices:

                                        The Sumitomo Bank, Limited
                                        The Los Angeles Branch
                                        777 S. Figueroa Street #2600
                                        Los Angeles, California  90017

                                        Attention:  Alicia Romo

                                        Telecopier No.:

                                        Telephone No.:  213-955-0854

                               Credit Agreement
                               ----------------

                                        TORONTO DOMINION (TEXAS), INC.


                                        By /s/ Frederic B. Hawley
                                           ----------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        The Toronto-Dominion Bank
                                        909 Fannin, Suite 1700
                                        Houston, Texas  77010

                                        Address for Notices:

                                        The Toronto-Dominion Bank
                                        909 Fannin, Suite 1700
                                        Houston, Texas  77010

                                        Attention:  Frederic B. Hawley

                                        Telecopier No.:  713-951-9921

                                        Telephone No.:   713-653-8281

                               Credit Agreement
                               ----------------

                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By /s/ David K. Alexander
                                           ----------------------------
                                          Title:  Senior Vice President

                                           Lending Office for all Loans:

                                        Wachovia Bank of Georgia, N.A.
                                        191 Peachtree Street
                                        Atlanta, GA  30303

                                        Address for Notices:

                                        Wachovia Bank of Georgia, N.A.
                                        191 Peachtree Street
                                        Atlanta, GA  30303

                                        Attention:  Andre Jackson

                                        Telecopier No.:  404-332-6898

                                        Telephone No.:   404-332-1112

                               Credit Agreement
                               ----------------

                                        ABN AMRO BANK N.V., LOS ANGELES
                                          INTERNATIONAL BRANCH

                                        By  ABN AMRO North America, Inc.,
                                              as agent


                                            By /s/ Paul K. Stimpfl
                                               ----------------------
                                               Title:  Vice President


                                            By /s/ David J. Stassel
                                               ----------------------
                                               Title:  Vice President


                                           Lending Office for all Loans:

                                        ABN Amro Bank N.V., Los Angeles
                                          International Branch
                                        300 South Grand Avenue
                                        Suite 1115
                                        Los Angeles, California  90071
                                           Address for Notices:

                                        ABN Amro Bank N.V., Los Angeles
                                          International Branch
                                        300 South Grand Avenue
                                        Suite 1115
                                        Los Angeles, California  90071

                                        Attention:  Ellen Coleman
                                                    John Miller

                                        Telecopier No.:  213-687-2061

                                        Telephone No.:   213-687-2306
                                                         213-687-2072

                               Credit Agreement
                               ----------------

                                        THE MITSUBISHI BANK, LTD.


                                        By /s/ Corinne Heyning
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        The Mitsubishi Bank, Ltd.
                                        c/o The Bank of California, N.A.
                                        550 S. Hope Street
                                        3rd Floor
                                        Los Angeles, CA  90071

                                        Address for Notices:

                                        The Mitsubishi Bank, Ltd.
                                        c/o The Bank of California, N.A.
                                        550 S. Hope Street
                                        3rd Floor
                                        Los Angeles, CA  90071

                                        Attention:  Corinne Heyning

                                        Telecopier No.:  213-629-0147

                                        Telephone No.:   213-243-3510

                               Credit Agreement
                               ----------------

                                        BANQUE PARIBAS


                                        By /s/ Lynne A. Lueders
                                           ---------------------------
                                          Title:  Vice President


                                        By /s/ John Cate
                                           ---------------------------
                                          Title:  Group Vice President

                                           Lending Office for all Loans:

                                        Banque Paribas
                                        2029 Century Park East
                                        Suite 3900
                                        Los Angeles, CA  90067

                                        Address for Notices:

                                        Banque Paribas
                                        2029 Century Park East
                                        Suite 3900
                                        Los Angeles, CA  90067

                                        Attention:  Lynne Lueders

                                        Telecopier No.:  310-556-8759

                                        Telephone No.:   310-551-7319

                               Credit Agreement
                               ----------------

                                        BZW DIVISION OF BARCLAYS BANK PLC


                                        By /s/ John Giannone
                                           -----------------
                                          Title:  Director

                                           Lending Office for all Loans:

                                        BZW Division of Barclays Bank PLC
                                        222 Broadway
                                        New York, New York  10038

                                        Address for Notices:

                                        BZW Division of Barclays Bank PLC
                                        222 Broadway
                                        New York, New York  10038

                                        Attention:  John Giannone

                                        Telecopier No.:  212-412-7511

                                        Telephone No.:   212-412-3276

                                        Address for Funding:

                                        Anand Chau-sui
                                        Client Services Unit
                                        Barclays Group Inc.
                                        222 Broadway
                                        New York, New York  10038

                                        Telecopier No.:  212-412-1098/1099

                                        Telephone No.:   212-412-1352

                               Credit Agreement
                               ----------------

                                        COMPAGNIE FINANCIERE DE CIC ET
                                          DE L'UNION EUROPEENNE


                                        By /s/ Brian O'Leary
                                           ---------------------
                                          Title:  Vice President


                                        By /s/ Marcus Edward
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Compagnie Financiere de Cic et de
                                          L'Union Europeenne
                                        520 Madison Avenue
                                        37th Floor
                                        New York, NY  10022

                                        Address for Notices:

                                        Compagnie Financiere de Cic et de
                                          L'union Europeenne
                                        520 Madison Avenue
                                        37th Floor
                                        New York, NY  10022

                                        Attention:  Brian O'Leary

                                        Telecopier No.:  212-715-4535

                                        Telephone No.:   212-715-4422

                               Credit Agreement
                               ----------------

                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                          LOS ANGELES AGENCY


                                        By /s/ Tomohiro Nozaki
                                           -----------------------------
                                          Title: Senior Vice President &
                                                 Joint General Manager

                                           Lending Office for all Loans:

                                        The Dai-Ichi Kangyo Bank, Ltd.,
                                          Los Angeles Agency
                                        555 West 5th Street
                                        5th Floor
                                        Los Angeles, California  90013

                                        Address for Notices:

                                        The Dai-Ichi Kangyo Bank, Ltd.,
                                          Los Angeles Agency
                                        555 West 5th Street
                                        5th Floor
                                        Los Angeles, California  90013

                                        Attention:  Israel Carmeli

                                        Telecopier No.:  213-624-5258

                                        Telephone No.:   213-243-4740

                               Credit Agreement
                               ----------------

                                        DEUTSCHE BANK AG
                                        LOS ANGELES BRANCH AND/OR
                                          CAYMAN ISLANDS BRANCH


                                        By /s/ J. Scott Jessup
                                           ---------------------
                                          Title:  Vice President


                                        By /s/ Ross A. Howard
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for Base Rate
                                          Loans:

                                        Deutsche Bank AG
                                        Los Angeles Branch
                                        550 S. Hope Street
                                        Suite 1850
                                        Los Angeles, CA  90071

                                           Lending Office for Eurodollar
                                          Loans:

                                        Deutsche Bank AG
                                        Cayman Islands Branch
                                        c/o Los Angeles Branch
                                        550 S. Hope Street
                                        Suite 1850
                                        Los Angeles, CA  90071

                                        Address for Notices:

                                        Deutsche Bank AG
                                        Los Angeles Branch and/or
                                          Cayman Island Branch
                                        c/o Los Angeles Branch
                                           550 S. Hope Street
                                        Suite 1850
                                        Los Angeles, CA  90071

                                           Attention:  Anne Norwood

                                        Telecopier No.:   213-630-3436

                                        Telephone No.:    213-630-7682

                               Credit Agreement
                               ----------------

                                        THE FUJI BANK, LIMITED
                                          LOS ANGELES AGENCY


                                        By /s/ Nobuhiro Umemura
                                           ----------------------------
                                          Title:  Joint General Manager

                                           Lending Office for all Loans:

                                        The Fuji Bank, Limited
                                        Los Angeles Agency
                                        333 South Grand Avenue
                                        Suite 2500
                                        Los Angeles, California  90071

                                        Address for Notices:

                                        The Fuji Bank, Limited
                                        Los Angeles Agency
                                        333 South Grand Avenue
                                        Suite 2500
                                        Los Angeles, California  90071

                                        Attention:  Ching Lim

                                        Telecopier No.:  213-253-4198

                                        Telephone No.:   213-253-4179

                               Credit Agreement
                               ----------------

                                        MIDLAND BANK PLC


                                        By /s/ Gina Sidorsky
                                           -----------------
                                          Title:  Director

                                           Lending Office for all Loans:

                                        Midland Bank Plc
                                        140 Broadway
                                        5th Floor
                                        New York, NY  10005

                                        Address for Notices:

                                        Midland Bank Plc
                                        140 Broadway
                                        5th Floor
                                        New York, NY  10005

                                        Attention:  Adriana Vicuna

                                        Telecopier No.:  212-658-2586

                                        Telephone No.:   212-658-2752

                               Credit Agreement
                               ----------------

                                        THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED, LOS ANGELES AGENCY


                                        By /s/ Kazutaka Kiyoto
                                           ----------------------------
                                          Title:  Senior Vice President

                                           Lending Office for all Loans:

                                        The Industrial Bank of Japan,
                                          Limited, Los Angeles Agency
                                        350 South Grand Avenue
                                        Suite 1500
                                        Los Angeles, California  90071

                                        Address for Notices:

                                        The Industrial Bank of Japan,
                                          Limited, Los Angeles Agency
                                        350 South Grand Avenue
                                        Suite 1500
                                        Los Angeles, California  90071

                                           Attention:  Carl-Eric
Henzinger

                                        Telecopier No.:  213-488-9840

                                        Telephone No.:   213-893-6422

                               Credit Agreement
                               ----------------

                                        MERITA BANK LTD.


                                        By /s/ Frank Maffei
                                           ------------------------------
                                          Title: Assistant Vice President


                                        By /s/ Charles Poer
                                           ------------------------------
                                          Title: Vice President

                                           Lending Office for all Loans:

                                        Merita Bank Ltd.
                                        437 Madison Avenue
                                        New York, NY  10022

                                        Address for Notices:

                                        Merita Bank Ltd.
                                        437 Madison Avenue
                                        New York, NY  10022

                                        Attention:  Frank Maffei

                                        Telecopier No.:  212-421-4420

                                        Telephone No.:   212-318-9561

                               Credit Agreement
                               ----------------

                                        THE NIPPON CREDIT BANK, LTD. -
                                          LOS ANGELES AGENCY


                                        By/s/ Helen Y. Rhee
                                          -------------------------------
                                          Title: Assistant Vice President


                                        By/s/ Bernardo E. Correa-Henschke
                                          --------------------------------
                                          Title:  Vice President &
                                                  Senior Manager

                                           Lending Office for all Loans:

                                        The Nippon Credit Bank, Ltd. -
                                          Los Angeles Agency
                                        550 South Hope Street
                                        Suite 2500
                                        Los Angeles, California  90071

                                        Address for Notices:

                                        The Nippon Credit Bank, Ltd. -
                                          Los Angeles Agency
                                        550 South Hope Street
                                        Suite 2500
                                        Los Angeles, California  90071

                                        Attention:  Araceli Figueroa

                                        Telecopier No.:  213-892-0111

                                        Telephone No.:   213-243-5726

                               Credit Agreement
                               ----------------

                                        BANCA COMMERCIALE ITALIANA
                                          LOS ANGELES FOREIGN BRANCH


                                        By /s/ Iacopo Navone
                                           ------------------------------
                                          Title: Vice President & Manager


                                        By /s/ Richard E. Iwanicki
                                           ------------------------------
                                          Title: Vice President

                                           Lending Office for all Loans:

                                        Banca Commerciale Italiana
                                          Los Angeles Foreign Branch
                                        555 South Flower Street
                                        43rd Floor
                                        Los Angeles, CA  90071

                                        Address for Notices:

                                        Banca Commerciale Italiana
                                          Los Angeles Foreign Branch
                                        555 South Flower Street
                                        43rd Floor
                                        Los Angeles, CA  90071

                                        Attention:  Richard Iwanicki
                                                    Vice President

                                        Telecopier No.:  213-624-0457

                                        Telephone No.:   213-624-0440

                               Credit Agreement
                               ----------------

                                        BANCA DI ROMA, SAN FRANCISCO


                                        By /s/ Richard G. Dietz
                                           ------------------------------
                                          Title: Assistant Vice President


                                        By /s/ Claudio De Luca
                                           -----------------------------
                                          Title: Senior Vice President &
                                                 Manager

                                           Lending Office for all Loans:

                                        Banca di Roma, San Francisco
                                        One Montgomery Street
                                        Telesis Tower
                                        Suite 2200
                                        San Francisco, CA  94104

                                        Address for Notices:

                                        Banca di Roma, San Francisco
                                        One Montgomery Street
                                        Telesis Tower
                                        Suite 2200
                                        San Francisco, CA  94104

                                        Attention:  Mr. Augusto Bianchi
                                                    First Vice President

                                        Telecopier No.:  415-433-6725

                                        Telephone No.:   415-765-8202

                               Credit Agreement
                               ----------------

                                        BAYERISCHE VEREINSBANK AG
                                          LOS ANGELES BRANCH


                                        By /s/ Jarunee Hanpachern
                                           ------------------------------
                                          Title: Assistant Vice President

                                        By /s/ Chrisine A. Taylor
                                           ------------------------------
                                          Title: Vice President & Manager


                                           Lending Office for all Loans:

                                        Bayerische Vereinsbank AG
                                          Los Angeles Branch
                                        800 Wilshire Blvd.
                                        Suite 1600
                                        Los Angeles, CA  90017

                                        Address for Notices:

                                        Bayerische Vereinsbank AG
                                          Los Angeles Branch
                                        800 Wilshire Blvd.
                                        Suite 1600
                                        Los Angeles, CA  90017

                                        Attention:  Jarunee Hanpachern
                                                    Christine Taylor

                                        Telecopier No.:  213-622-6341

                                        Telephone No.:   213-629-1821

                               Credit Agreement
                               ----------------

                                        BANQUE NATIONALE DE PARIS


                                        By /s/ Clive Bettles
                                           -----------------------------
                                          Title:  Senior Vice President &
                                                     Manager


                                        By /s/ Margaret Mudd
                                           -----------------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Banque Nationale de Paris
                                        725 South Figueroa Street
                                        Suite 2090
                                        Los Angeles, CA  90017

                                        Address for Notices:

                                        Banque Nationale de Paris
                                        180 Montgomery Street
                                        San Francisco, CA  94126

                                        Attention:  Don Hart
                                                    Vice President

                                        Telecopier No.:  415-989-9041

                                        Telephone No.:   415-956-2511

                                        with a copy to:
                                        --------------

                                        BNP Los Angeles
                                        725 South Figueroa Street
                                        Suite 2090
                                        Los Angeles, CA  90017

                                        Attention:  Margaret Mudd
                                                    Vice President

                                        Telecopier No.:  213-488-9682

                                        Telephone No.:   213-688-6436

                               Credit Agreement
                               ----------------

                                        CARIPLO-CASSA DI RISPARMIO DELLE
                                          PROVINCIE LOMBARDE S.P.A.
                                          GRAND CAYMAN BRANCH


                                        By /s/ Barbara Eppolito
                                           ------------------------------
                                          Title: Assistant Vice President


                                        By /s/ Renato Bassi
                                           ------------------------------
                                          Title: First Vice President

                                           Lending Office for all Loans:

                                        Cariplo-Cassa di Risparmio delle
                                          Provincie Lombarde S.p.A.
                                        10 East 53rd Street
                                        New York, NY  10022

                                        Address for Notices:

                                        Cariplo-Cassa di Risparmio delle
                                          Provincie Lombarde S.p.A.
                                        10 East 53rd Street
                                        New York, NY  10022

                                        Attention:  Anthony F. Giobbi

                                        Telecopier No.:  212-527-8777

                                        Telephone No.:   212-527-8737

                               Credit Agreement
                               ----------------

                                        CORESTATES BANK, N.A.


                                        By /s/ Carol Williams
                                           ----------------------------
                                          Title:  Senior Vice President

                                           Lending Office for all Loans:

                                        Corestates Bank
                                        Commercial Loan Accounting
                                        FC:  1-3-17-70
                                        Philadelphia, PA  19101

                                        Address for Notices:

                                        Corestates Bank
                                        Commercial Loan Accounting
                                        FC:  1-3-17-70
                                        Philadelphia, PA  19101

                                        Attention:  Sharon Burgess

                                        Telecopier No.:  215-973-2045

                                        Telephone No.:   215-973-4448

                               Credit Agreement
                               ----------------

                                        FIRST INTERSTATE BANK OF CALIFORNIA


                                        By /s/ William J. Baird
                                           ----------------------------
                                          Title:  Senior Vice President

                                           Lending Office for all Loans:

                                        First Interstate Bank of California
                                        707 Wilshire Boulevard
                                        W16-13
                                           Los Angeles, California  90017

                                        Address for Notices:

                                        First Interstate Bank of California
                                        Loan Servicing Center
                                        P.O. Box 2899
                                        Portland, OR  97208-2899

                                        Attention:  Sunil Singh

                                        Telecopier No.:  503-614-5878

                                        Telephone No.:   503-614-6436

                               Credit Agreement
                               ----------------

                                        GULF INTERNATIONAL BANK B.S.C.


                                        By /s/ Abdel-Fattah Tahoun
                                           ----------------------------
                                          Title:  Senior Vice President


                                        By /s/ William B. Shepard
                                           ----------------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Gulf International Bank B.S.C.
                                        380 Madison Avenue
                                        21st Floor
                                        New York, NY  10017

                                        Address for Notices:

                                        Gulf International Bank B.S.C.
                                        380 Madison Avenue
                                        21st Floor
                                        New York, NY  10017

                                        Attention:  William B. Shepard
                                                    Vice President

                                        Telecopier No.:  212-922-2309

                                        Telephone No.:   212-922-2323

                               Credit Agreement
                               ----------------

                                        KREDIETBANK NV


                                        By /s/ Robert Shauffer
                                           ---------------------
                                          Title:  Vice President


                                        By /s/ Raymond F. Murray
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Kredietbank NV
                                        125 West 55th Street
                                        10th Floor
                                        New York, NY  10019

                                        Address for Notices:

                                        Kredietbank NV
                                        125 West 55th Street
                                        10th Floor
                                        New York, NY  10019

                                           Attention:   Lynda Resuma

                                        Telecopier No.:   212-956-5580

                                        Telephone No.:    212-541-0657

                               Credit Agreement
                               ----------------

                                        LLOYDS BANK PLC


                                        By /s/ Theodore R. Walser
                                           -------------------------------
                                          Title:  Senior Vice President


                                        By /s/ Stephen J. Attree
                                           -------------------------------
                                          Title:  Assistant Vice President

                                           Lending Office for Base Rate

Loans:

                                        Lloyds Bank Plc
                                        199 Water Street
                                        New York, NY  10031

                                           Lending Office for Eurodollar
                                          Loans:

                                        Lloyds Bank Plc
                                        199 Water Street
                                        New York, NY  10031

                                        Address for Notices:

                                        Lloyds Bank Plc
                                        199 Water Street
                                        New York, NY  10031

                                        Attention:  Paul Briamonte

                                        Telecopier No.:  212-607-4999

                                        Telephone No.:   212-607-4965

                               Credit Agreement
                               ----------------

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By /s/ Anthony L. Trunzo
                                           -------------------------------
                                          Title:  Vice President & Manager

                                           Lending Office for all Loans:

                                        PNC Bank, National Association
                                        55 S. Lake Avenue
                                        Suite 650
                                        Pasadena, CA  91101

                                        Address for Notices:

                                        PNC Bank, National Association
                                        55 S. Lake Avenue
                                        Suite 650
                                        Pasadena, CA  91101

                                        Attention:  Pamela J. Fox

                                        Telecopier No.:  818-568-0653

                                        Telephone No.:   818-568-8950

                               Credit Agreement
                               ----------------

                                        THE ROYAL BANK OF SCOTLAND plc


                                        By /s/ David Dougan
                                           ---------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        The Royal Bank of Scotland plc
                                        Wall Street Plaza
                                        88 Pine Street
                                        26th Floor
                                        New York, NY  10005

                                        Address for Notices:

                                        The Royal Bank of Scotland plc
                                        Wall Street Plaza
                                        88 Pine Street
                                        26th Floor
                                        New York, NY  10005

                                        Attention:  Helaine Griffin

                                        Telecopier No.:  212-269-8929

                                        Telephone No.:   212-269-1700

                               Credit Agreement
                               ----------------

                                        THE SANWA BANK, LIMITED


                                        By /s/ John Merhaut
                                           ----------------------------
                                          Title:  First Vice President &
                                                  Manager

                                           Lending Office for all Loans:

                                        The Sanwa Bank, Limited
                                        Los Angeles Branch
                                        601 S. Figueroa (W5-4)
                                        Los Angeles, CA  90017

                                        Address for Notices:

                                        The Sanwa Bank, Limited
                                        Los Angeles Branch
                                        601 S. Figueroa (W5-4)
                                        Los Angeles, CA  90017

                                        Attention:   John Merhaut
                                                     First Vice President

                                        Telecopier No.:   213-623-4912

                                        Telephone No.:    213-896-7862

                               Credit Agreement
                               ----------------

                                        THE SAKURA BANK, LIMITED


                                        By /s/ Fernando Buesa
                                           -------------------------------
                                          Title:  Vice President


                                        By /s/ Ofusa Sato
                                           -------------------------------
                                          Title:  Senior Vice President &
                                                  Assistant General Manager

                                           Lending Office for all Loans:

                                        The Sakura Bank, Limited
                                        515 South Figueroa Street
                                        Suite 400
                                        Los Angeles, California  90071

                                        Address for Notices:

                                        The Sakura Bank, Limited
                                        515 South Figueroa Street
                                        Suite 400
                                        Los Angeles, California  90071

                                        Attention:  Fernando Buesa

                                        Telecopier No.:  213-623-8692

                                        Telephone No.:   213-489-6295

                               Credit Agreement
                               ----------------

                                        THE TOKAI BANK, LTD.
                                          LOS ANGELES AGENCY


                                        By /s/ Masahiko Saito
                                           --------------------------------
                                          Title:  Assistant General Manager

                                           Lending Office for all Loans:

                                        The Tokai Bank, Ltd.
                                          Los Angeles Agency
                                        300 South Grand Avenue
                                        Los Angeles, CA  90071

                                        Address for Notices:

                                        The Tokai Bank, Ltd.
                                          Los Angeles Agency
                                        300 South Grand Avenue
                                        Los Angeles, CA  90071

                                        Attention:  Stanley Leung

                                        Telecopier No.:  213-689-3200

                                        Telephone No.:   213-972-8660

                               Credit Agreement
                               ----------------

                                        AUSTRALIA AND NEW ZEALAND
                                          BANKING GROUP, LIMITED


                                        By /s/ Stephen V. Christenson
                                           --------------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Australia and New Zealand
                                          Banking Group, Limited
                                        1177 Avenue of the Americas
                                        New York, NY  10036

                                        Address for Notices:

                                        Australia and New Zealand
                                          Banking Group, Limited
                                        1177 Avenue of the Americas
                                        New York, NY  10036

                                        Attention:  Stephen V. Christenson

                                        Telecopier No.:  212-801-9131

                                        Telephone No.:   212-801-9122

                               Credit Agreement
                               ----------------

                                        BANK OF IRELAND, GRAND CAYMAN
                                          BRANCH


                                        By /s/ Randolph M. Ross
                                           --------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Bank of Ireland, Grand Cayman
                                          Branch
                                        640 Fifth Avenue
                                        New York, NY  10019

                                        Address for Notices:

                                        Bank of Ireland, Grand Cayman
                                          Branch
                                        640 Fifth Avenue
                                        New York, NY  10019

                                        Attention:  Patrick Dowling

                                        Telecopier No.:  212-307-5559

                                        Telephone No.:   212-397-1747

                               Credit Agreement
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

                                        THE FIRST NATIONAL BANK OF MARYLAND


                                        By /s/ Carol A. Dalton
                                           --------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        First National Bank of Maryland
                                        25 South Charles Street
                                        MC 101-745
                                        Baltimore, MD  21201

                                        Address for Notices:

                                        First National Bank of Maryland
                                        25 South Charles Street
                                        MC 101-745
                                        Baltimore, MD  21201

                                        Attention:  Peg Micdzianowski

                                        Telecopier No.:  410-244-4294

                                        Telephone No.:   410-244-4839

                               Credit Agreement
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

                                        NATIONAL CITY BANK


                                        By /s/ David A. Burns
                                           --------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        National City Bank
                                        1900 E. Ninth Street
                                        LOC 2102
                                        Cleveland, OH  44114

                                        Address for Notices:

                                        National City Bank
                                        1900 E. Ninth Street
                                        Cleveland, OH  44114

                                        Attention:  Wendy Pollarine

                                        Telecopier No.:  216-575-3207

                                        Telephone No.:   216-575-2156

                               Credit Agreement
                               ----------------

                                        UNION BANK


                                        By /s/ Pasha Moghaddam
                                           --------------------
                                          Title:  Vice President


                                        By /s/ Linda L. Beaven
                                           --------------------
                                          Title:  Vice President

                                           Lending Office for all Loans:

                                        Union Bank
                                        1980 Saturn Street
                                        Monterey Park, CA  91754

                                        Address for Notices:

                                        Union Bank
                                        445 South Figueroa Street
                                        Los Angeles, CA  90071-1602

                                        Attention:  Addie Manzo

                                        Telecopier No.:  213-236-5112

                                        Telephone No.:   213-236-5240

                               Credit Agreement
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

                                        THE SWINGLINE BANK
                                        ------------------

SWINGLINE COMMITMENT                    THE CHASE MANHATTAN BANK
--------------------                      (NATIONAL ASSOCIATION),
$100,000,000                              as the Swingline Bank


                                        By /s/ Richard C. Smith
                                           ---------------------
                                          Title:  Vice President

                                        Lending Office for all Loans:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081

                                        Address for Notices to Chase
                                          as the Swingline Bank:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        4 Metrotech Center -- 13th Floor
                                        Brooklyn, New York  11245

                                        Attention:  New York Agency

                                        Telecopier No.:  718-242-6910

                                        Telephone No.:  718-242-7979

                               Credit Agreement
                               ----------------

                                        THE ADMINISTRATIVE AGENT
                                        ------------------------

                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION),
                                          as Administrative Agent


                                        By /s/ Richard C. Smith
                                           --------------------
                                          Title:  Vice President


                                        Address for Notices to Chase
                                          as Administrative Agent:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        4 Metrotech Center -- 13th Floor
                                        Brooklyn, New York  11245

                                        Attention:  New York Agency

                                        Telecopier No.:  718-242-6910

                                        Telephone No.:   718-242-7969

                               Credit Agreement
                               ----------------